Exhibit 17(a)


   As filed with the Securities and Exchange Commission on October 24, 2002

                                               Securities Act File No. 2-58521
                                      Investment Company Act File No. 811-2739
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM N-1A

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933         /x/
                          Pre-Effective Amendment No.                      / /
                        Post-Effective Amendment No. 31                    /x/
                                    and/or
                       REGISTRATION STATEMENT UNDER THE                    /x/
                        INVESTMENT COMPANY ACT OF 1940
                               Amendment No. 28                            /x/
                        (Check appropriate box or boxes)

                               -----------------

                     MERRILL LYNCH BASIC VALUE FUND, INC.
              (Exact Name of Registrant as Specified in Charter)

             800 Scudders Mill Road, Plainsboro, New Jersey 08536
                   (Address of Principal Executive Offices)

      Registrant's telephone number, including Area Code: (609) 282-2800

                                TERRY K. GLENN
                     Merrill Lynch Basic Value Fund, Inc.
                            800 Scudders Mill Road
                            Plainsboro, New Jersey
       Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)

                                  Copies to:

           Counsel for the Fund:               Philip L. Kirstein, Esq.
              SIDLEY AUSTIN                    FUND ASSET MANAGEMENT L.P.
             BROWN & WOOD LLP                       P.O. Box 9011
            787 Seventh Avenue              Princeton, New Jersey 08543-9011
       New York, New York 10019-6018
   Attention: Thomas R. Smith, Jr., Esq.

                               -----------------

It is proposed that this filing will become effective (check appropriate box)

  /x/  immediately upon filing pursuant to paragraph (b)

  / /  on (Date) pursuant to paragraph (b)

  / /  60 days after filing pursuant to paragraph (a)(1)

  / /  on (date) pursuant to paragraph (a)(1)

  / /  75 days after filing pursuant to paragraph (a)(2)

  / /  on (date) pursuant to paragraph (a)(2) of Rule 485.

If appropriate, check the following box:

  / / This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

                               -----------------

Title of Securities Being Registered: Shares of Common Stock, par value $.10 per share.

    Master Basic Value Trust has also executed this Registration Statement

==============================================================================
                                                               www.mlim.ml.com

                  [LOGO]  Merrill Lynch Investment Managers

Prospectus

October 24, 2002

Merrill Lynch Basic Value Fund, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                                  PAGE
         KEY FACTS

[LOGO]   -------------------------------------------------------------

         Merrill Lynch Basic Value Fund at a Glance                 3

         Risk/Return Bar Chart                                      5

         Fees and Expenses                                          7


         DETAILS ABOUT THE FUND

[LOGO]   -------------------------------------------------------------

         How the Fund Invests                                       9

         Investment Risks                                          10


         YOUR ACCOUNT

[LOGO]   -------------------------------------------------------------

         Merrill Lynch Select Pricing (SM) System                  15

         How to Buy, Sell, Transfer and Exchange Shares            21

         Participation in Fee-Based Programs                       26


         MANAGEMENT OF THE FUND

[LOGO]   -------------------------------------------------------------

         Fund Asset Management                                     29

         Master/Feeder Structure                                   29

         Financial Highlights                                      30


         FOR MORE INFORMATION

[LOGO]   -------------------------------------------------------------

         Shareholder Reports                               Back Cover

         Statement of Additional Information               Back Cover


                     MERRILL LYNCH BASIC VALUE FUND, INC.

[LOGO]


Key Facts

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Equity Securities -- common stock, preferred stock and securities or other instruments whose price is linked to the value of common stock.

Price/Earnings Ratio -- price of a stock divided by its earnings per share.

Common Stock -- securities representing shares of ownership of a corporation.


THE MERRILL LYNCH BASIC VALUE FUND AT A GLANCE
------------------------------------------------------------------------------


What is the Fund's investment objective?
The investment objective of the Fund is to seek capital appreciation and, secondarily, income by investing in securities, primarily equity securities, that management of the Fund believes are undervalued and therefore represent basic investment value.

What are the Fund's main investment strategies?
The Fund invests primarily in equity securities that Fund management believes are undervalued, which means that their prices are less than Fund management believes they are worth. Fund management places particular emphasis on companies with below average price/earnings ratios that may pay above average dividends. The Fund purchases primarily common stock of U.S. companies in trying to meet its goals. The Fund may also invest in foreign securities. The Fund focuses on companies with market capitalizations of over $5 billion.

We cannot guarantee that the Fund will achieve its objective.

The Fund is a "feeder" fund that invests all of its assets in Master Basic Value Trust (the "Trust"), a mutual fund that has the same objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, this Prospectus uses the term "Fund" to include the Trust.

What are the main risks of investing in the Fund?
As with any mutual fund, the value of the Fund's investments -- and therefore the value of your Fund shares -- may fluctuate. These changes may occur because a particular stock market in which the Fund invests is rising or falling. Also, Fund management may select securities that underperform the stock market, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money.

The Fund may invest up to 25% of its net assets in foreign securities. Foreign investing involves special risks, including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to value than U.S. securities.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             3

[LOGO] Key Facts


Who should invest?
Investors should consider their own investment goals, time horizon and risk tolerance before investing in the Fund. An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program.

The Fund may be an appropriate investment for you if you:

     o Are investing with long term goals, such as retirement or funding a child's education

     o Want a professionally managed and diversified portfolio of equity securities

     o Are not willing to accept the risk that the value of your investment may decline in order to seek capital appreciation

     o    Are not looking for a significant amount of current income


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             4

RISK/RETURN BAR CHART
------------------------------------------------------------------------------


The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the S&P 500 Index and the S&P Barra Value Index, each a broad measure of market performance. How the Fund performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

                                [GRAPHIC OMITTED]

During the ten year period shown in the bar chart, the highest return for a quarter was 14.15% (quarter ended June 30, 1997) and the lowest return for a quarter was (14.33)% (quarter ended September 30, 2001). The Fund's year-to-date return as of September 30, 2002, was (16.63)%.


                      MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             5

[LOGO] Key Facts


The table below compares the average annual total returns for the Fund's shares with those of the S&P 500 Index and the S&P 500 Barra Value for the periods indicated. After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured. The after-tax returns do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.




Average Annual Total Returns (for the periods ended December 31,                               Ten Years/
2001)                                                                  One Year   Five Years  Life of Fund
---------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Fund -- Class A
  Return Before Taxes*                                                  (5.73)%      9.33%       12.89%
---------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Fund -- Class B
  Return Before Taxes*                                                  (5.08)%      9.14%       12.35%
  Return After Taxes on Distributions*                                  (7.14)%      6.57%       10.16%
Return After Taxes on Distributions and Sale
  of Fund Shares*                                                       (1.37)%      7.09%        9.85%
---------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Fund -- Class C
  Return Before Taxes*                                                  (2.40)%      9.38%       12.66%+
---------------------------------------------------------------------------------------------------------
Merrill Lynch Basic Value Fund -- Class D
  Return Before Taxes*                                                  (5.94)%      9.06%       12.70%+
---------------------------------------------------------------------------------------------------------
S&P 500 Index**                                                        (11.90)%     10.68%       12.94%
                                                                                                 15.16%++
---------------------------------------------------------------------------------------------------------
S&P 500 Barra Value**                                                  (11.71)%      9.49%       13.10%
                                                                                                 13.98%++
---------------------------------------------------------------------------------------------------------


  * Includes all applicable fees and sales charges.
 ** The Standard & Poor's 500 Index and the S&P 500 Barra Value Index each are a widely recognized, unmanaged index of common stock prices. Performance of the indices does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
  + Class inception date is October 21, 1994.
 ++ Since October 31, 1994.


                      MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             6

FEES AND EXPENSES
------------------------------------------------------------------------------

UNDERSTANDING EXPENSES
Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses that the Fund may charge:

Expenses paid directly by the shareholder:
Shareholder Fees -- these include sales charges that you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:
Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund.

Management Fee -- a fee paid to the Investment Adviser for managing the Trust.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating financial advisors and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Certain expenses are divided between the Trust, which pays a management fee, and the Fund. Future expenses may be greater or less than those indicated below.



   Shareholder Fees (fees paid directly from your investment)(a):                 Class A    Class B(b)    Class C    Class D
---------------------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on purchases (as a percentage of
  offering price)                                                                  5.25%(c)     None         None      5.25%(c)
---------------------------------------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (as a percentage of original
  purchase price or redemption proceeds, whichever is lower)                       None(d)      4.0%(c)      1.0%(c)   None(d)
---------------------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on Dividend Reinvestments                    None         None         None      None
---------------------------------------------------------------------------------------------------------------------------------
  Redemption Fee                                                                   None         None         None      None
---------------------------------------------------------------------------------------------------------------------------------
  Exchange Fee                                                                     None         None         None      None
  Maximum Account Fee                                                              None         None         None      None
---------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses (Expenses that are deducted from the Fund's total assets)(e):
---------------------------------------------------------------------------------------------------------------------------------
  Management Fees                                                                  0.40%        0.40%        0.40%     0.40%
---------------------------------------------------------------------------------------------------------------------------------
  Distribution and/or Service (12b-1) Fees(f)                                      None         1.00%        1.00%     0.25%
---------------------------------------------------------------------------------------------------------------------------------
  Other Expenses(g)                                                                0.16%        0.18%        0.19%     0.16%
---------------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                               0.56%        1.58%        1.59%     0.81%
---------------------------------------------------------------------------------------------------------------------------------



(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or sells shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class D shares approximately eight years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions in or waivers of the sales charge
    (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The fees and expenses shown in the table and the examples that follow include both the expenses of the Fund and the Fund's share of expenses of the Trust.

                                            (footnotes continued on next page)


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             7

[LOGO] Key Facts


(footnotes continued from previous page)
(f) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
(g) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund, and the Fund reimburses the Investment Adviser or its affiliates for such services.

Examples:

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:


         1 Year  3 Years  5 Years  10 Years
-------------------------------------------
Class A   $579     $695      $821   $1,190
-------------------------------------------
Class B   $561     $799    $1,060   $1,677*
-------------------------------------------
Class C   $262     $502      $866   $1,889
-------------------------------------------
Class D   $603     $770      $951   $1,474
-------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

         1 Year  3 Years  5 Years  10 Years
-------------------------------------------
Class A   $579     $695      $821   $1,190
-------------------------------------------
Class B   $161     $499      $860   $1,677*
-------------------------------------------
Class C   $162     $502      $866   $1,889
-------------------------------------------
Class D   $603     $770      $951   $1,474
-------------------------------------------

* Assumes conversion to Class D shares approximately 8 years after purchase. See note (b) to the Fees and Expenses table above.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             8

[LOGO]


Details About the Fund


ABOUT THE PORTFOLIO MANAGERS
Kevin Rendino is the Co-Portfolio Manager and Senior Vice President of the Fund. Mr. Rendino has been a First Vice President of Merrill Lynch Investment Managers since 1997 and a Vice President from 1993 to 1997.
Robert J. Martorelli is the Co-Portfolio Manager of the Fund. Mr. Martorelli has been a First Vice President of Merrill Lynch Investment Managers since 1997, a Vice President thereof from 1987 to 1997 and a Portfolio Manager thereof since 1987.

HOW THE FUND INVESTS
------------------------------------------------------------------------------
The Fund's main objective is growth of capital. The Fund also seeks income as a secondary objective, but its investments emphasize growth of capital more than income. The Fund tries to achieve its objectives by investing in a diversified portfolio consisting primarily of equity securities. In selecting securities, Fund management emphasizes companies that it believes are undervalued. Fund management places particular emphasis on companies with below-average price/earnings ratios that may pay above-average dividends. Fund management may also determine a company is undervalued if its stock price is down because of temporary factors from which Fund management believes the company will recover.

The Fund follows a basic contrary opinion, out-of-favor investment style. This investment style may over time go in and out of favor. At times when the value investing style is out of favor, the Fund may underperform other equity funds that use different investment styles.


Fund management believes that favorable changes in market prices are more likely to occur when:

     o  Stocks are out of favor

     o  Company earnings are depressed

     o  Price/earnings ratios are relatively low

     o  Investment expectations are limited

     o  There is no general interest in a security or industry

On the other hand, Fund management believes that negative developments are more likely to occur when:

     o  Investment expectations are generally high

     o  Stock prices are advancing or have advanced rapidly

     o  Price/earnings ratios have been inflated

     o  An industry or security continues to become popular among investors

In other words, Fund management believes that stocks with relatively high price/earnings ratios are more vulnerable to price declines from unexpected adverse developments. At the same time, stocks with relatively low price/earnings ratios are more likely to benefit from favorable but generally unanticipated events. Thus, the Fund may invest a large part of its net assets in stocks that have weak research ratings.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             9

[LOGO] Details About the Fund


ABOUT THE INVESTMENT ADVISER
The Fund is managed by Fund Asset Management.


The Fund may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Fund determines that the issuer no longer meets the criteria Fund management has established for the purchase of such securities or if Fund management thinks there is a more attractive investment opportunity in the same category.

The Fund may invest up to 25% of its total assets in the securities of foreign companies. The Fund concentrates its foreign exposure on established companies in developed countries. Although the Fund may invest in emerging markets or underdeveloped countries from time to time, the Fund does not speculate on such markets or countries. The Fund may lend its portfolio securities and may buy securities that are convertible into common stock.

The Fund will normally invest a portion of its assets in short-term debt securities, such as commercial paper. As a temporary measure for defensive purposes, the Fund may invest in these securities without limitation. The Fund may also increase its investment in these securities when Fund management is unable to find enough attractive long term investments to reduce exposure to equity securities when Fund management believes it is advisable to do so, or to meet redemptions. Investments in these short term debt securities typically can be sold easily and have limited risk of loss but may limit the Fund's ability to achieve its investment objective. The Fund may also invest uninvested cash balances in affiliated money market funds.

INVESTMENT RISKS
------------------------------------------------------------------------------
This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its objectives or that the Fund's performance will be positive for any period of time.

Market Risk and Selection Risk -- Market risk is the risk that the markets in one or more countries in which the Fund invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            10

Foreign Market Risk -- Since the Fund may invest in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets or underdeveloped countries:

     o The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such matters as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain of these economies may rely heavily on particular industries or foreign capital and may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

     o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.


     o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Fund's ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund's operations.

     o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            11

[Logo]  Details About the Fund


     o Because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

     o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Fund's assets may be uninvested and not earning returns. The Fund may miss investment opportunities or be unable to sell an investment because of these delays.

     o The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than investment companies invested only in the United States.

Borrowing and Leverage Risk -- The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, options.

Securities Lending -- The Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may


                     MERRILL LYNCH BASIC VALUE FUND, INC.

be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

The Fund also may be subject to the risks associated with the following investments:

Derivatives -- The Fund may use certain derivative instruments, including futures, forwards and options. Derivatives may allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve credit, leverage, currency and liquidity risk.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and could be increased. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

Illiquid Securities -- The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Convertibles -- Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             13

[LOGO] Details About the Fund

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             14

[LOGO] Details About the Fund

Your Account

MERRILL LYNCH SELECT PRICING(SM) SYSTEM
--------------------------------------------------------------------------------
The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                             15

[LOGO]



The table below summarizes key features of the Merrill Lynch Select Pricing
(SM) System.


                  Class A                    Class B                   Class C                   Class D
--------------------------------------------------------------------------------------------------------------------------
Availability      Limited to certain         Generally available       Generally available       Generally available
                  investors including:       through Merrill Lynch.    through Merrill Lynch.    through Merrill Lynch.
                  o Current Class A          Limited availability      Limited availability      Limited availability
                  shareholders               through selected          through selected          through selected
                  o Certain Retirement       securities dealers and    securities dealers and    securities dealers and
                  Plans                      other financial           other financial           other financial
                  o Participants in          intermediaries.           intermediaries.           intermediaries.
                  certain Merrill
                  Lynch-sponsored
                  programs
                  o Certain affiliates of
                  Merrill Lynch,
                  selected securities
                  dealers and other
                  financial
                  intermediaries.
 --------------------------------------------------------------------------------------------------------------------------
Initial Sales     Yes. Payable at time of    No. Entire                No. Entire                Yes. Payable at time
Charge?           purchase. Lower sales      purchase price is         purchase price is         of purchase. Lower
                  charges available for      invested in shares        invested in shares        sales charges
                  larger investments.        of the Fund.              of the Fund.              available
                                                                                                 for larger investments.
---------------------------------------------------------------------------------------------------------------------------
Deferred Sales    No. (May be charged        Yes. Payable if you       Yes. Payable if you       No. (May be charged
Charge?           for purchases over         redeem within six         redeem within one         for purchases over
                  $1 million that are        years of purchase.        year of purchase.         $1 million that are
                  redeemed within                                                                redeemed within
                  one year.)                                                                     one year.)
---------------------------------------------------------------------------------------------------------------------------
Account           No.                        0.25% Account             0.25% Account             0.25% Account
Maintenance and                              Maintenance Fee.          Maintenance Fee.          Maintenance Fee.
Distribution Fees?                           0.75% Distribution        0.75% Distribution        No Distribution Fee.
                                             Fee.                      Fee.
---------------------------------------------------------------------------------------------------------------------------
Conversion to     No.                        Yes, automatically        No.                       N/A
Class D shares?                              after approximately
                                             eight years.
---------------------------------------------------------------------------------------------------------------------------


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            16

Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing(SM) options.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) System funds that you agree to buy within a 13-month period. Certain restrictions apply.

Class A and Class D Shares -- Initial Sales Charge Options
If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.


                                                                             Dealer
                                                                           Compensation
                                    As a % of          As a % of           as a % of
 Your Investment                  Offering Price    Your Investment*     Offering Price
 -------------------------------------------------------------------------------------
 Less than $25,000                   5.25%               5.54%               5.00%
 -------------------------------------------------------------------------------------
 $25,000 but less
 than $50,000                        4.75%               4.99%               4.50%
 -------------------------------------------------------------------------------------
 $50,000 but less
 than $100,000                       4.00%               4.17%               3.75%
 -------------------------------------------------------------------------------------
 $100,000 but
 less than $250,000                  3.00%               3.09%               2.75%
 -------------------------------------------------------------------------------------
 $250,000 but less than
 $1,000,000                          2.00%               2.04%               1.80%
 -------------------------------------------------------------------------------------
 $1,000,000 and over**               0.00%               0.00%               0.00%
 -------------------------------------------------------------------------------------

 *Rounded to the nearest one-hundredth percent.
**If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends. A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

o    Purchases under a Right of Accumulation or Letter of Intent
o    Merrill Lynch Blueprint(SM) Program participants
o    TMA(SM) Managed Trusts
o    Certain Merrill Lynch investment or central asset accounts
o    Certain employer-sponsored retirement or savings plans
o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances


                    MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            17

o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary or contact the Fund's Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares -- Deferred Sales Charge Options.

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            18

Class B Shares
If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:


Years Since Purchase                                      Sales Charge*
------------------------------------------------------------------------------
0 - 1                                                        4.00%
------------------------------------------------------------------------------
1 - 2                                                        4.00%
------------------------------------------------------------------------------
2 - 3                                                        3.00%
------------------------------------------------------------------------------
3 - 4                                                        3.00%
------------------------------------------------------------------------------
4 - 5                                                        2.00%
------------------------------------------------------------------------------
5 - 6                                                        1.00%
------------------------------------------------------------------------------
6 and thereafter                                             0.00%
------------------------------------------------------------------------------

*The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through dividend reinvestment are not subject to a deferred sales charge. For shares acquired before June 1, 2001, the four-year deferred sales charge schedule in effect at that time will apply. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another Merrill Lynch fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

o Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, certain group plans participating in the Merrill Lynch Blueprint(SM) Program and certain retirement plan rollovers

o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held

o Withdrawals following shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            19

[LOGO]  Your Account

o Withdrawals through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class D shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.

Different conversion schedules may apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            20

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------
The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            21

[LOGO] Your Account


If You Want To       Your Choices                      Information Important for You to Know
----------------------------------------------------------------------------------------------------------------------
Buy Shares           First, select the share           Refer to the Merrill Lynch Select Pricing table on page
                     class appropriate for you         16. Be sure to read this Prospectus carefully.
                     -------------------------------------------------------------------------------------------------
                     Next, determine the               The minimum initial investment for the Fund is $1,000 for
                     amount of your investment         all accounts except:
                                                       o $250 for certain Merrill Lynch fee-based programs.
                                                       o $100 for retirement plans.
                                                       (The minimums for initial investments may be waived
                                                       under certain circumstances.)
                     -------------------------------------------------------------------------------------------------
                     Have your Merrill Lynch           The price of your shares is based on the next calculation
                     Financial Advisor, selected       of net asset value after your order is placed. Any
                     securities dealer or other        purchase order placed prior to the close of business on
                     financial intermediary            the New York Stock Exchange (generally 4:00 p.m. Eastern
                     submit your purchase order        time) will be priced at the net asset value determined that day. Certain financial intermediaries, however, may require submission of orders prior to that time.
                                                       Purchase orders placed after that time will be priced at the net asset value determined on the next business day. The
                                                       Fund may reject any order to buy shares and may suspend the sale of shares at any time. Selected securities dealers or other financial intermediaries, including Merrill Lynch, may charge a processing fee to confirm a purchase. Merrill Lynch currently charges a fee of $5.35. The fees charged by other securities dealers or other financial intermediaries may be higher or lower.
                     -------------------------------------------------------------------------------------------------
                     Or contact the                    To purchase shares directly, call the Transfer Agent at
                     Transfer Agent                    1-800-MER-FUND and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this Prospectus.
----------------------------------------------------------------------------------------------------------------------



                     MERRILL LYNCH BASIC VALUE FUND, INC.                    22


If You Want To       Your Choices                      Information Important for You to Know
----------------------------------------------------------------------------------------------------------------------
Add to Your          Purchase additional shares        The minimum investment for additional purchases is
Investment                                             generally $50 except that retirement plans have a
                                                       minimum additional purchase of $1 and certain
                                                       programs, such as automatic investment plans, may
                                                       have higher minimums. (The minimums for initial
                                                       investments may be waived under certain
                                                       circumstances.)
                     -------------------------------------------------------------------------------------------------
                     Acquire additional shares         All dividends are automatically reinvested without a
                     through the automatic             sales charge.
                     dividend reinvestment plan
                     -------------------------------------------------------------------------------------------------
                     Participate in the automatic      You may invest a specific amount in the Fund on a
                     investment plan                   periodic basis through certain Merrill Lynch
                                                       investment accounts or central asset accounts.
----------------------------------------------------------------------------------------------------------------------
Transfer Shares      Transfer to a participating       You may transfer your Fund shares only to another
to Another           securities dealer or other        securities dealer or other financial intermediary
Securities Dealer    financial intermediary            that has entered into an agreement with the
or Other Financial                                     Distributor. Certain shareholder services may not
Intermediary                                           be available for the transferred shares. You may
                                                       only purchase additional shares of funds
                                                       previously owned before the transfer. All future
                                                       trading of these assets must be coordinated by the
                                                       receiving firm.

                     -------------------------------------------------------------------------------------------------
                     Transfer to a non-                You must either:
                     participating securities          o Transfer your shares to an account with the
                     dealer or other financial         Transfer Agent; or
                     intermediary                      o Sell your shares, paying any applicable deferred
                                                       sales charge.
----------------------------------------------------------------------------------------------------------------------
Sell Your Shares     Have your Merrill Lynch           The price of your shares is based on the next
                     Financial Advisor, selected       calculation of net asset value after your order is
                     securities dealer or other        placed. For your redemption request to be priced
                     financial intermediary            at the net asset value on the day of your request,
                     submit your sales order           you must submit your request to your securities
                                                       dealer or other financial intermediary prior to
                                                       that day's close of business on the New York Stock
                                                       Exchange (generally 4:00 p.m. Eastern time).
                                                       Certain financial intermediaries, however, may
                                                       require submission of orders prior to that time.
                                                       Any redemption request placed after that time will
                                                       be priced at the net asset value at the close of
                                                       business on the next business day.

                                                       Selected securities dealers or other financial
                                                       intermediaries, including Merrill Lynch, may
                                                       charge a fee to process a redemption of shares.
                                                       Merrill Lynch currently charges a fee of $5.35. No
                                                       processing fee is charged if you redeem shares
                                                       directly through the Transfer Agent. The Fund may
                                                       reject an order to sell shares under certain
                                                       circumstances.
----------------------------------------------------------------------------------------------------------------------

                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            23



If You Want To       Your Choices                                Information Important for You to Know
----------------------------------------------------------------------------------------------------------------------
                     Sell through the Transfer         You may sell shares held at the Transfer Agent by
                     Agent                             writing to the Transfer Agent at the address on
                                                       the inside back cover of this prospectus. All
                                                       shareholders on the account must sign the letter.
                                                       A signature guarantee will generally be required
                                                       but may be waived in certain limited
                                                       circumstances. You can obtain a signature
                                                       guarantee from a bank, securities dealer,
                                                       securities broker, credit union, savings and loan
                                                       association, national securities exchange and
                                                       registered securities association. A notary public
                                                       seal will not be acceptable. If you hold stock
                                                       certificates, return the certificates with the
                                                       letter. The Transfer Agent will normally mail
                                                       redemption proceeds within seven days following
                                                       receipt of a properly completed request. If you
                                                       make a redemption request before the Fund has
                                                       collected payment for the purchase of shares, the
                                                       Fund or the Transfer Agent may delay mailing your
                                                       proceeds. This delay will usually not exceed ten
                                                       days.

                                                       You may also sell shares held at the Transfer
                                                       Agent by telephone request if the amount being
                                                       sold is less than $50,000 and if certain other
                                                       conditions are met. Contact the Transfer Agent at
                                                       1-800-MER-FUND for details.
----------------------------------------------------------------------------------------------------------------------
Sell Shares          Participate in the Fund's         You can choose to receive systematic payments from
Systematically       Systematic Withdrawal Plan        your Fund account either by check or through
                                                       direct deposit to your bank account on a monthly
                                                       or quarterly basis. If you hold your Fund shares
                                                       in a Merrill Lynch CMA (R) or Retirement Account
                                                       you can arrange for systematic redemptions of a
                                                       fixed dollar amount on a monthly, bi-monthly,
                                                       quarterly, semi-annual or annual basis, subject to
                                                       certain conditions. Under either method you must
                                                       have dividends automatically reinvested. For Class
                                                       B and Class C shares your total annual withdrawals
                                                       cannot be more than 10% per year of the value of
                                                       your shares at the time your plan is established.
                                                       The deferred sales charge is waived for systematic
                                                       redemptions. Ask your Merrill Lynch Financial
                                                       Advisor or other financial intermediary for
                                                       details.
----------------------------------------------------------------------------------------------------------------------

                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            24


If You Want To      Your Choices                                Information Important for You to Know
----------------------------------------------------------------------------------------------------------------------
Exchange Your        Select the fund into which        You can exchange your shares of the Fund for
Shares               you want to exchange. Be          shares of many other Merrill Lynch mutual funds.
                     sure to read that fund's          You must have held the shares used in the exchange
                     prospectus                        for at least 15 calendar days before you can
                                                       exchange to another fund.

                                                       Each class of Fund shares is generally exchangeable
                                                       for shares of the same class of another fund.  If
                                                       you own Class A shares and wish to exchange into a
                                                       fund in which you have no Class A shares (and are
                                                       not eligible to purchase Class A shares), you will
                                                       exchange into Class D shares.

                                                       Some of the Merrill Lynch mutual funds impose a
                                                       different initial or deferred sales charge
                                                       schedule. If you exchange Class A or Class D
                                                       shares for shares of a fund with a higher initial
                                                       sales charge than you originally paid, you will be
                                                       charged the difference at the time of exchange. If
                                                       you exchange Class B shares for shares of a fund
                                                       with a different deferred sales charge schedule,
                                                       the higher schedule will generally apply. The time
                                                       you hold Class B or Class C shares in both funds
                                                       will count when determining your holding period
                                                       for calculating a deferred sales charge at
                                                       redemption. If you exchange Class A or Class D
                                                       shares for money market fund shares, you will
                                                       receive Class A shares of Summit Cash Reserves
                                                       Fund. Class B or Class C shares of the Fund will
                                                       be exchanged for Class B shares of Summit Cash
                                                       Reserves Fund.

                                                       To exercise the exchange privilege contact your
                                                       Merrill Lynch Financial Advisor, selected
                                                       securities dealer or other financial intermediary
                                                       or call the Transfer Agent at 1-800-MER-FUND.

                                                       Although there is currently no limit on the number
                                                       of exchanges that you can make, the exchange
                                                       privilege may be modified or terminated at any
                                                       time in the future.

----------------------------------------------------------------------------------------------------------------------

Short term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            25

[LOGO]  Your Account

Net Asset Value -- the market value of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.

HOW SHARES ARE PRICED
--------------------------------------------------------------------------------
When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New
York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem Fund shares.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS
--------------------------------------------------------------------------------
If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through

                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            26


Dividends -- Ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.


Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES
--------------------------------------------------------------------------------
The Fund will distribute net investment income and net realized capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates depending, in part, on how long the Fund held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates from ordinary income dividends.

                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            27

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

If you are neither a lawful permanent resident nor a citizen of the U.S. or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of the excess of net short-term capital gains over net long term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            28

[LOGO]

Management of the Fund

FUND ASSET MANAGEMENT
--------------------------------------------------------------------------------

Fund Asset Management, the Trust's Investment Adviser, manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Trust. The Trust pays the Investment Adviser a fee at the annual rate of 0.60% of the average daily net assets of the Fund for the first $100 million; 0.50% of the average daily net assets from $100 million to $200 million; and 0.40% of the average daily net assets above $200 million. For the fiscal year ended June 30, 2002, the Trust paid the Investment Adviser a fee equal to 0.40% of the Trust's average daily net assets.

Fund Asset Management was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $451 billion in investment company and other portfolio assets under management as of September 2002.

MASTER/FEEDER STRUCTURE
--------------------------------------------------------------------------------

The Fund is a "feeder" fund that invests all of its assets in the Trust. (Except where indicated, this Prospectus uses the term "Fund" to mean this feeder fund and the Trust taken together). Investors in the Fund will acquire an indirect interest in the Trust.

The Trust may accept investments from other feeder funds, and all the feeders of the Trust bear the portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow.

However, each feeder fund can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder fund could offer access to the Trust on more attractive terms, or could experience better performance, than another feeder fund. Information about other feeders is available by calling 1-800-MER-FUND.

Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the master portfolio.

The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            29

[LOGO] Management of the Fund

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the past five years. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report to shareholders, which is available upon request.


                                                  Class A
                     ------------------------------------------------------------------------
                                         For the Year Ended June 30,
Increase (Decrease)  ------------------------------------------------------------------------
in Net Asset Value:  2002          2001++            2000            1999           1998
---------------------------------------------------------------------------------------------
Per Share
Operating
Performance:
---------------------------------------------------------------------------------------------
Net asset
value,
beginning of
year                 $33.77           $37.12          $43.70          $41.55         $36.50
---------------------------------------------------------------------------------------------
Investment
income -- net+          .35              .55             .66             .76            .83
---------------------------------------------------------------------------------------------
Realized and
unrealized
gain (loss) on
investment and
from the Trust
-- net                (3.53)            2.51           (3.14)           4.61           7.23
---------------------------------------------------------------------------------------------
Total from
investment
operations            (3.18)            3.06           (2.48)           5.37           8.06
---------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment
income -- net          (.40)            (.65)           (.72)           (.81)          (.78)
Realized gain
on investments
and from the
Trust -- net          (3.05)           (5.76)          (3.38)          (2.41)         (2.23)
---------------------------------------------------------------------------------------------
Total
dividends and
distributions         (3.45)           (6.41)          (4.10)          (3.22)         (3.01)
---------------------------------------------------------------------------------------------
Net asset
value, end of
year                 $27.14           $33.77          $37.12          $43.70         $41.55
---------------------------------------------------------------------------------------------
Total
Investment
Return:*
---------------------------------------------------------------------------------------------
Based on net
asset value
per share            (10.38%)           9.11%          (5.98%)         14.54%         23.23%
---------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
---------------------------------------------------------------------------------------------
Expenses++               .56%            .56%            .56%            .55%           .54%
---------------------------------------------------------------------------------------------
Investment
income -- net          1.19%           1.60%            1.68%           1.95%          2.14%
---------------------------------------------------------------------------------------------
Supplemental
Data:
---------------------------------------------------------------------------------------------
Net assets,
end of year
(in thousands) $3,909,901      $4,302,609      $4,426,635      $5,521,623     $5,888,853
---------------------------------------------------------------------------------------------

Portfolio
turnover            38.15%##        37.53%#         27.80%          15.52%         17.79%
---------------------------------------------------------------------------------------------


                                                           Class B
                       ----------------------------------------------------------------------------
                                           For the Year Ended June 30, in Net
Increase (Decrease)    ----------------------------------------------------------------------------
in Net Asset Value:       2002            2001++           2000            1999           1998
---------------------------------------------------------------------------------------------------
Per Share
Operating
Performance:
---------------------------------------------------------------------------------------------------
Net asset
value,
beginning of
year                       $32.98           $36.33          $42.84          $40.78         $35.89
---------------------------------------------------------------------------------------------------
Investment
income -- net+                .05              .20             .26             .36            .43
---------------------------------------------------------------------------------------------------
Realized and
unrealized
gain (loss) on
investment and
from the Trust
-- net                      (3.46)            2.46           (3.08)           4.53           7.11
---------------------------------------------------------------------------------------------------
Total from
investment
operations                  (3.41)            2.66           (2.82)           4.89           7.54
---------------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment
income -- net                (.08)            (.25)           (.31)           (.42)          (.42)
Realized gain
on investments
and from the
Trust -- net                (3.05)           (5.76)          (3.38)          (2.41)         (2.23)
---------------------------------------------------------------------------------------------------
Total
dividends and
distributions               (3.13)           (6.01)          (3.69)          (2.83)         (2.65)
---------------------------------------------------------------------------------------------------
Net asset
value, end of
year                       $26.44           $32.98          $36.33          $42.84         $40.78
---------------------------------------------------------------------------------------------------
Total
Investment
Return:*
---------------------------------------------------------------------------------------------------
Based on net
asset value
per share                  (11.33%)           8.02%          (6.94%)         13.40%         21.97%
---------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
---------------------------------------------------------------------------------------------------
Expenses++                   1.58%            1.59%           1.57%           1.57%          1.56%
---------------------------------------------------------------------------------------------------
Investment
income -- net                 .17%             .58%            .67%            .93%          1.13%
---------------------------------------------------------------------------------------------------
Supplemental
Data:
---------------------------------------------------------------------------------------------------
Net assets,
end of year
(in thousands)      $2,099,660       $2,838,319      $3,305,961      $4,846,702     $4,976,004
---------------------------------------------------------------------------------------------------

Portfolio
turnover                 38.15%##         37.53%#         27.80%          15.52%         17.79%
---------------------------------------------------------------------------------------------------

*   Total investment returns exclude the effects of sales charges.
+   Based on average shares outstanding.
++  Includes the Fund's share of the Trust's allocated expenses.
++ On October 13, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in the Trust, a mutual fund that has the same investment objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure.
# Portfolio turnover for the Trust for the period October 13, 2000 (commencement of operations of the Trust) to June 30, 2001.
##  Portfolio turnover for the Trust.


                     MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            30

FINANCIAL HIGHLIGHTS (concluded)
------------------------------------------------------------------------------


                                                         Class C
                        ------------------------------------------------------------------------
  Increase (Decrease)                           For the Year Ended June 30,
  in Net Asset Value:   ------------------------------------------------------------------------
                                  2002          2001++        2000          1999         1998
------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
------------------------------------------------------------------------------------------------
Net asset value,
beginning
of year                         $32.47         $35.88        $42.37        $40.39       $35.59
------------------------------------------------------------------------------------------------
Investment income --
net+                               .05            .18           .25           .35          .43
------------------------------------------------------------------------------------------------
Realized and unrealized
gain (loss) on investments
and from
the Trust -- net                 (3.39)          2.43         (3.04)         4.48         7.04
------------------------------------------------------------------------------------------------
Total from investment
operations                       (3.34)          2.61         (2.79)         4.83         7.47
------------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment income -- net          (.12)          (.26)         (.32)         (.44)        (.44)
Realized gain on
investments and from the
Trust -- net                     (3.05)         (5.76)        (3.38)        (2.41)       (2.23)
------------------------------------------------------------------------------------------------
Total dividends and
distributions                    (3.17)         (6.02)        (3.70)        (2.85)       (2.67)
------------------------------------------------------------------------------------------------
Net asset value, end of
year                            $25.96         $32.47        $35.88        $42.37       $40.39
------------------------------------------------------------------------------------------------
Total Investment
Return:*
------------------------------------------------------------------------------------------------
Based on net asset value
per
share                           (11.30%)         8.00%        (6.95%)       13.36%       21.98%
------------------------------------------------------------------------------------------------
Ratios to Average Net
Assets:
------------------------------------------------------------------------------------------------
Expenses++                        1.59%          1.59%         1.58%         1.58%        1.57%
------------------------------------------------------------------------------------------------
Investment income -- net           .16%           .56%          .66%          .92%        1.12%
------------------------------------------------------------------------------------------------
Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                $541,921       $435,973      $413,240      $535,132     $538,104
------------------------------------------------------------------------------------------------
Portfolio turnover               38.15%##       37.53%#       27.80%        15.52%       17.79%
------------------------------------------------------------------------------------------------

                                                         Class D
                        ------------------------------------------------------------------------
  Increase (Decrease)                           For the Year Ended June 30,
  in Net Asset Value:   ------------------------------------------------------------------------
                                 2002           2001++        2000          1999         1998
------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
------------------------------------------------------------------------------------------------
Net asset value,
beginning
of year                         $33.63         $36.99        $43.55        $41.42       $36.42
------------------------------------------------------------------------------------------------
Investment income --
net+                               .27            .46           .56           .65          .74
------------------------------------------------------------------------------------------------
Realized and unrealized
gain (loss) on investments
and from
the Trust -- net                 (3.52)          2.50         (3.12)         4.61         7.19
------------------------------------------------------------------------------------------------
Total from investment
operations                       (3.25)          2.96         (2.56)         5.26         7.93
------------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment income -- net          (.32)          (.56)         (.62)         (.72)        (.70)
Realized gain on
investments and from the
Trust -- net                     (3.05)         (5.76)        (3.38)        (2.41)       (2.23)
------------------------------------------------------------------------------------------------
Total dividends and
distributions                    (3.37)         (6.32)        (4.00)        (3.13)       (2.93)
------------------------------------------------------------------------------------------------
Net asset value, end of
year                            $27.01         $33.63        $36.99        $43.55       $41.42
------------------------------------------------------------------------------------------------
Total Investment
Return:*
------------------------------------------------------------------------------------------------
Based on net asset value
per
share                           (10.62%)         8.82%        (6.19%)       14.25%       22.89%
------------------------------------------------------------------------------------------------
Ratios to Average Net
Assets:
------------------------------------------------------------------------------------------------
Expenses++                         .81%           .81%          .80%          .80%         .79%
------------------------------------------------------------------------------------------------
Investment income -- net           .94%          1.34%         1.43%         1.69%        1.89%
------------------------------------------------------------------------------------------------
Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)              $1,737,025     $1,823,948    $1,764,541    $1,980,153   $1,734,702
------------------------------------------------------------------------------------------------
Portfolio turnover               38.15%##       37.53%#       27.80%        15.52%       17.79%
------------------------------------------------------------------------------------------------

*   Total investment returns exclude the effects of sales charges.
+   Based on average shares outstanding.
++  Includes the Fund's share of the Trust's allocated expenses.
++ On October 13, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in the Trust, a mutual fund that has the same investment objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure.
# Portfolio turnover for the Trust for the period October 13, 2000 (commencement of operations of the Trust) to June 30, 2001.
##  Portfolio turnover for the Trust.


                    MERRILL LYNCH BASIC VALUE FUND, INC.
                                                                            31

                               [CHART OMITTED]
                            "POTENTIAL INVESTORS"


                     MERRILL LYNCH BASIC VALUE FUND, INC.

[LOGO] For More Information

Shareholder Reports

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other financial intermediary or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Advisor or other financial intermediary or call the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Advisor or other financial intermediary, or contact the Fund, at the telephone number or address indicated above, if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov or writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from the information contained in this Prospectus.

Investment Company Act file #811-2739
Code #10042-10-02
(c) Fund Asset Management, L.P.

[LOGO]  MERRILL LYNCH INVESTMENT MANAGERS

Prospectus

October 24, 2002

Merrill Lynch Basic Value Fund, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

www.mlim.ml.com

                      STATEMENT OF ADDITIONAL INFORMATION

                      Merrill Lynch Basic Value Fund, Inc.

   P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (609) 282-2800

                                ----------------

     Merrill Lynch Basic Value Fund, Inc. (the "Fund") is a diversified, open-end investment company that seeks capital appreciation and, secondarily, income by investing in securities, primarily equity securities, that management of the Fund believes are undervalued and therefore represent basic investment value. The Fund seeks special opportunities in securities that are selling at a discount, either from book value or historical price-earnings ratios, or seem capable of recovering from temporarily out-of-favor conditions. Particular emphasis is placed on securities that provide an above-average dividend return and sell at a below-average price-earnings ratio. There can be no assurance that the Fund will achieve its investment objective.

     The Fund is a "feeder" fund that invests all of its assets in the Master Basic Value Trust (the "Trust"), which has the same investment objective as the Fund. All investments are made at the Trust level. The Fund's investment results will correspond directly to the investment results of the Trust.

     Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."

                                ----------------

     This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated October 24, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-MER-FUND or your Merrill Lynch Financial Advisor, or by writing to the Fund at the address listed above. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

                                ----------------

                   Fund Asset Management--Investment Adviser
                      FAM Distributors, Inc.--Distributor

                                ----------------

   The date of this Statement of Additional Information is October 24, 2002.
-----------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

    INVESTMENT OBJECTIVE AND POLICIES                                       3
      Convertible Securities                                                4
      Foreign Investment Risks                                              4
      Other Investment Policies, Practices and Risk Factors                 6
      Suitability                                                          14
      Investment Restrictions                                              14
      Portfolio Turnover                                                   16
    MANAGEMENT OF THE FUND                                                 16
      Directors and Officers                                               16
      Compensation of Directors                                            19
      Management and Advisory Arrangements                                 20
      Administrative Services and Administrative Fees                      21
      Code of Ethics                                                       24
    PURCHASE OF SHARES                                                     24
      Initial Sales Charge Alternatives--Class A and Class D Shares        25
      Reduced Initial Sales Charges                                        26
      Deferred Sales Charge Alternatives--Class B and Class C Shares       29
      Closed-End Fund Reinvestment Option                                  32
      Distribution Plans                                                   32
      Limitations on the Payment of Deferred Sales Charges                 34
    REDEMPTION OF SHARES                                                   36
      Redemption                                                           36
      Repurchase                                                           37
      Reinstatement Privilege--Class A and Class D Shares                  37
    PRICING OF SHARES                                                      38
      Determination of Net Asset Value                                     38
      Computation of Offering Price Per Share                              39
    PORTFOLIO TRANSACTIONS AND BROKERAGE                                   40
    SHAREHOLDER SERVICES                                                   43
      Investment Account                                                   43
      Exchange Privilege                                                   44
      Fee-Based Programs                                                   46
      Retirement and Education Savings Plans                               46
      Automatic Investment Plans                                           47
      Automatic Dividend Reinvestment Plan                                 47
      Systematic Withdrawal Plan                                           47
    DIVIDENDS AND TAXES                                                    48
      Dividends                                                            48
      Taxes                                                                49
      Tax Treatment of Options, Futures and Foreign Exchange Transactions  50
      Special Rules for Certain Foreign Currency Transactions              51
    PERFORMANCE DATA                                                       52
    GENERAL INFORMATION                                                    54
      Description of Shares                                                54
      Independent Auditors                                                 55
      Accounting Services Provider                                         55
      Custodian                                                            55
      Transfer Agent                                                       55
      Legal Counsel                                                        56
      Reports to Shareholders                                              56
      Shareholder Inquiries                                                56
      Additional Information                                               56
    FINANCIAL STATEMENTS                                                   56

                       INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of the Fund is to seek capital appreciation and, secondarily, income by investing in securities, primarily equity securities that management of the Fund believes are undervalued and therefore represent basic investment value. The Fund seeks special opportunities in securities that are selling at a discount, either from book value or historical price-earnings ratios, or seem capable of recovering from temporarily out-of-favor conditions. Particular emphasis is placed on securities that provide an above-average dividend return and sell at a below-average price-earnings ratio. There can be no assurance that the objective of the Fund will be realized. The investment objective of the Fund is a fundamental policy of the Fund and may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). Reference is made to "How the Fund Invests" and "Investment Risks" in the Prospectus.

     The investment strategy of the Fund is based on the belief that the pricing mechanism of the securities market lacks total efficiency and has a tendency to inflate prices of securities in favorable market climates and depress prices of securities in unfavorable climates. Based on this premise, management believes that favorable changes in market prices are more likely to begin when securities are out of favor, earnings are depressed, price-earnings ratios are relatively low, investment expectations are limited, and there is no real general interest in the particular security or industry involved. On the other hand, management believes that negative developments are more likely to occur when investment expectations are generally high, stock prices are advancing or have advanced rapidly, price-earnings ratios have been inflated, and the industry or issue continues to gain new investment acceptance on an accelerated basis. In other words, Fund management believes that market prices of securities with relatively high price-earnings ratios are more susceptible to unexpected adverse developments while securities with relatively low price-earnings ratios are more favorably positioned to benefit from favorable, but generally unanticipated events. This investment policy departs from traditional philosophy. Fund management believes that the market risk involved in this policy is moderated somewhat by an emphasis on securities with above-average dividend returns.

     The Fund is a "feeder" fund that invests all of its assets in Master Basic Value Trust (the "Trust"), which has the same investment objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the Trust. It also uses the term "Board of Directors" to include the Board of Trustees of the Trust.

     Investment emphasis is on equity securities, primarily common stock and, to a lesser extent, securities convertible into common stock. The Fund also may invest in preferred stock and non-convertible debt securities and utilize covered call options with respect to portfolio securities as described below. It reserves the right as a defensive measure to hold other types of securities, including U.S. Government securities and money market securities, repurchase agreements or cash, in such proportions as, in the opinion of Fund management, prevailing market or economic conditions warrant.


     Fund Asset Management, L.P. (the "Investment Adviser" or "FAM"), the Fund's investment adviser, is responsible for the management of the Fund's portfolio and makes portfolio decisions based on its own research information supplemented by research information provided by other sources. The basic orientation of the Fund's investment policies is such that at times a large portion of its common stock holdings may carry less than favorable research ratings from research analysts. The Investment Adviser makes extensive use of investment research information provided by unaffiliated brokers and dealers and of the securities research, economic research and computer applications facilities provided by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), its affiliate.

Convertible Securities

     Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

     The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

     In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

     Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security.

     Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

     To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

     Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Foreign Investment Risks

Foreign Market Risk. Since the Fund may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.


     The Fund may invest in the securities of non-U.S. issuers in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") or other securities convertible into securities of non-U.S. issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. However, they would generally be subject to the same risks as the securities into which they may be converted. ADRs are receipts typically issued by a U.S. bank or trust company that evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs are receipts issued in Europe that evidence a similar ownership arrangement. GDRs are receipts issued throughout the world that evidence a similar ownership arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradeable both in the United States and Europe and are designed for use throughout the world. The Fund may invest in unsponsored ADRs, EDRs and GDRs. The issuers of unsponsored ADRs, EDRs and GDRs are not obligated to disclose material information in the United States, and therefore, there may be no correlation between such information and the market value of such securities.

     Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.


     Currency Risk and Exchange Risk. Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

     Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Fund can earn on its investments.

     Certain Risks of Holding Fund Assets Outside the United States. The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than it is in the U.S. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than investment companies invested only in the U.S.

     Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

     Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.

Other Investment Policies, Practices and Risk Factors

     Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates to be a borrower of securities from the Trust. See "Portfolio Transactions and Brokerage."

     Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Fund from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Fund's return may be affected by currency fluctuations. The Fund may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

     Warrants. The Fund may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

     When Issued Securities, Delayed Delivery Securities and Forward Commitments. The Fund may purchase or sell securities that it is entitled to receive on a when issued or delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

     There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

     Derivatives. The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

     Hedging. The Fund may use Derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and could be increased. While the Fund's use of hedging strategies, if any, is intended to reduce the volatility of the net asset value of its shares, the net asset value of the Fund's shares will fluctuate. Furthermore, the Fund may only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in interest rates or in equity, debt and currency markets occur. There can be no assurance that hedging transactions by the Fund, if any, will be effective.

     The Fund may use Derivative instruments and trading strategies including the following:

     Indexed and Inverse Securities. The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index (that is, a security the value of which will move in the opposite direction of changes to an index). For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk. The Fund may invest in indexed and inverse securities for hedging purposes only. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, the Fund may be required to pay substantial additional margin to maintain the position.)

Options on Securities and Securities Indices

     Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an upfront payment (the "option premium") the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

     Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices, that are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk and may also involve liquidity and credit risk.

     The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

     Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium, the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

     Writing Put Options. The Fund may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which the Fund has written an option fails to exercise its right under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options--for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

     The Fund is also authorized to sell put or call options in connection with closing out call or put options it has previously purchased.

     Other than with respect to closing transactions, the Fund will write only call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security. The Fund may not write covered options on underlying securities exceeding 15% of its total assets, taken at market value.

     Types of Options. The Fund may engage in transactions in options on securities or securities indices, on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

Futures

     The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

     The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

     The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

     The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

Swaps

     The Fund is authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise prohibited.

     The Fund will enter into an equity swap transaction only if, immediately following the time the Fund enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Fund is a party would not exceed 5% of the Fund's net assets.

     Swap agreements entail the risk that a party will default on its payment obligations to the Fund thereunder. The Fund will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that the Fund will not be able to meet its obligations to the counterparty. The Fund, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Fund initially to make an equivalent direct investment, plus or minus any amount the Fund is obligated to pay or is to receive under the swap agreement.

Foreign Exchange Transactions

The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

     Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

     Currency Futures. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve leverage risk.

     Currency Options. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk and may also involve credit, leverage or liquidity risk.


     Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or had committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

     Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and the Fund's hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

     In connection with its trading in forward foreign currency contracts, the Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on the daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

     It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivatives

     Derivatives are volatile and involve significant risks, including:

     Credit Risk--the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

     Currency Risk--the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

     Leverage Risk--the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

     Liquidity Risk--the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

     Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.


     The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.


     Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

     Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

     Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Derivatives

     The Fund may not use any Derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

     Other Special Considerations. The Fund may, without limit, make short-term investments, purchase high quality bonds or buy or sell Derivatives to reduce exposure to equity securities when the Fund believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of shares of the Fund. The Fund may also engage in short-term trading of stocks purchased in initial public offerings. To the extent the Fund does so, it may realize short-term gains which are taxable as ordinary income to shareholders.

     Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

     The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.

     144A Securities. The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradeable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Board. The Board of Directors has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will develop, the Board of Directors will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Suitability

     The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because of its emphasis on equity securities that the Fund believes are undervalued, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in undervalued equity securities, including the risk of loss of principal.

Investment Restrictions

     The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the Fund's shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund's outstanding shares). Provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure), under the fundamental investment restrictions, the Fund may not:

          (1) Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.

          (2) Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

          (3) Make investments for the purpose of exercising control or management.

          (4) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

          (5) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time.

          (6) Issue senior securities to the extent such issuance would violate applicable law.

          (7) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

          (8) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

          (9) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Prospectus and this Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

     The Trust has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Trust and may not be changed without the approval of the holders of a majority of the interests of the Trust.

     In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Board of Directors without shareholder approval. Like the fundamental restrictions none of the non-fundamental restrictions, including but not limited to restriction (a) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure). Under the non-fundamental investment restrictions, the Fund may not:

          (a) Purchase securities of other investment companies, except to the extent permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

          (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."

          (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities, that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction.

          (d) Notwithstanding fundamental investment restriction (7) above, borrow amounts in excess of 5% of its total assets taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes.

     The Trust has adopted investment restrictions substantially identical to the foregoing, which are non-fundamental policies of the Trust and may be changed by the Trustees of the Trust.

     The Fund's investments will be limited in order to allow the Fund to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). See "Dividends and Taxes -- Taxes." To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Directors of the Fund to the extent necessary to comply with changes to the Federal tax requirements. The Fund is "diversified" under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Portfolio Turnover

     The Investment Adviser will effect portfolio transactions without regard to the time the securities have been held if, in its judgment, such transactions are advisable. Given the Fund's investment policies, it is anticipated that there may be periods when high portfolio turnover will exist. The use of covered call options at times when the underlying securities are appreciating in value may result in higher portfolio turnover. The Fund pays brokerage commissions in connection with writing call options and effecting closing purchase transactions, as well as in connection with purchases and sales of portfolio securities. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities with maturities at the time of acquisition of one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover may result in negative tax consequences, such as an increase in ordinary income and/or capital gain dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

                            MANAGEMENT OF THE FUND

Directors and Officers

     The Directors of the Fund consist of six individuals, five of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The same individuals serve as Trustees of the Trust. The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.


     Each non-interested Director is a member of the Fund's Audit and Nominating Committee (the "Committee"). The principal responsibilities of the Committee are to; (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The

Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties. The Committee met four times during the fiscal year ended June 30, 2002.

     Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised Funds"), and other public directorships:

                                                                                       Number of
                                            Term of                                     MLIM/FAM-
                       Position(s)         Office* and           Principal                Advised
Name, Address+ and     Held with          Length of Time   Occupation(s) During            Funds
Age of Director         the Fund             Served           Past Five Years             Overseen           Public Directorships
------------------   -----------------   --------------   -----------------------    ------------------     -----------------------
Donald W. Burton     Director            Director since      General Partner of      23 registered          ITC DeltaCom, Inc.
(58)                                     2002                The Burton              investment             (telecommunications);
                                                             Partnership, Limited    companies              ITC Holding
                                                             Partnership (an         consisting of          Company, Inc.
                                                             Investment              34 portfolios          (telecommunications);
                                                             Partnership) since                             Knology, Inc.
                                                             1979; Managing                                 (telecommunications);
                                                             General Partner of                             MainBancorp, N.A.
                                                             The South Atlantic                             (bank holding
                                                             Venture Funds since                            company); PriCare,
                                                             1983; Member of the                            Inc. (health care);
                                                             Investment Advisory                            Symbion,Inc. (health
                                                             Committee of the                               care)
                                                             Florida State Board
                                                             of Administration
                                                             since 2001.

M. Colyer Crum (70)  Director            Director since      James R. Williston      23 registered          Cambridge Bancorp
                                         1981                Professor of            investment companies
                                                             Investment Management   consisting of 34
                                                             Emeritus, Harvard       portfolios
                                                             Business School since
                                                             1996; James R.
                                                             Williston Professor
                                                             of Investment
                                                             Management, Harvard
                                                             Business School, from
                                                             1971 to 1996.

Laurie Simon Hodrick Director            Director since      Professor of Finance    23 registered          None
(39)                                     1999                and Economics,          investment companies
                                                             Graduate School of      consisting of 34
                                                             Business, Columbia      portfolios
                                                             University since
                                                             1998; Associate
                                                             Professor of
                                                             Finance and
                                                             Economics,
                                                             Graduate School of
                                                             Business, Columbia
                                                             University from
                                                             1996 to 1998;
                                                             Associate
                                                             Professor of
                                                             Finance, J.L.
                                                             Kellogg Graduate
                                                             School of
                                                             Management,
                                                             Northwestern
                                                             University from
                                                             1992 to 1996.

J. Thomas Touchton   Director            Director since      Managing Partner of     23 registered          TECO Energy, Inc.
(63)                                     1978                The Witt Touchton       investment companies   (electric utility
                                                             Company and its         consisting of          holding company)
                                                             predecessor, The        34 portfolios
                                                             Witt Co. (private
                                                             investment
                                                             partnership),
                                                             since 1972;
                                                             Trustee Emeritus
                                                             of Washington and
                                                             Lee University.


                                       17



                                                                                         Number of
                                            Term of                                      MLIM/FAM-
                       Position(s)         Office* and          Principal                 Advised
Name, Address+ and     Held with         Length of Time    Occupation(s) During            Funds
Age of Director        the Fund              Served           Past Five Years             Overseen           Public Directorships
------------------   -----------------   --------------   -----------------------    ------------------     -----------------------
Fred G. Weiss (60)   Director            Director since   Managing Director of FGW   23 registered          Watson
                                         1998             Associates since 1977;     investment companies   Pharmaceutical Inc.
                                                          Vice President, Planning   consisting of          (pharmaceutical
                                                          Investment and Developing  34 portfolios          company)
                                                          of Warner Lambert Co.
                                                          from 1979 to 1997;
                                                          Director of BTG
                                                          International PLC (a
                                                          global technology
                                                          commercialisation
                                                          company) since 2001;
                                                          Director of the
                                                          Michael J. Fox
                                                          Foundation for
                                                          Parkinson's
                                                          Research.

----------
+  The address of each director is P.O. Box 9011, Princeton, New Jersey
   08543-9011.
*  Each Director serves until his or her successor is elected and qualified, or until the earlier of his or her death or resignation, or removal as provided in the Fund's by-laws or charter or by statute, or until December
   31 of the year in which he or she turns 72.

     Certain biographical and other information relating to the Director who is an "interested person" of the Fund as defined in the Investment Company Act (the "interested Director") and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised Funds and public directorships held:


                                                                                        Number of
                                            Term of                                     MLIM/FAM-
                       Position(s)         Office* and           Principal             Advised Funds
Name, Address+ and     Held with          Length of Time   Occupation(s) During       and Portfolios                Public
Age of Director         the Fund             Served           Past Five Years             Overseen               Directorships
------------------   -----------------   --------------   -----------------------    ------------------     ----------------------
Terry K. Glenn* (62)  President and      President since  Chairman (Americas Region)    118 registered        None
                      Director           1999             of the Investment Adviser     investment
                                         Director since   since 2000; Executive Vice    companies
                                         1999***          President of the Investment   consisting of
                                                          Adviser and MLIM (which       169 portfolios
                                                          terms as used herein,
                                                          include their corporate
                                                          predecessors) since 1983;
                                                          President of Merrill Lynch
                                                          Mutual Funds since 1999;
                                                          President of FAM
                                                          Distributors, Inc. ("FAMD"
                                                          or the "Distributors")
                                                          since 1986 and Director
                                                          thereof since 1991;
                                                          Executive Vice President
                                                          and Director of Princeton
                                                          Services, Inc. ("Princeton
                                                          Services") since 1993;
                                                          President of Princeton
                                                          Administrators, L.P. since
                                                          1988; Director of Financial
                                                          Data Services, Inc. since
                                                          1985.

Robert C. Doll (47)  Senior Vice         Senior Vice      President of the Manager and  51 registered       None
                     President           President since  MLIM since 2001; Co-Head      investment
                                         1999             (Americas  Region) thereof    companies
                                                          from 2000 to 2002;            consisting of 71
                                                          Director of Princeton         portfolios
                                                          Services since 2001;
                                                          Chief Investment Officer
                                                          of OppenheimerFunds Inc.
                                                          in 1999 and Executive
                                                          Vice President thereof
                                                          from 1991 to 1999.


                                       18


                                                                                       Number of
                                           Term of                                     MLIM/FAM-
                       Position(s)       Office** and           Principal             Advised Funds
Name, Address+ and     Held with           Length of      Occupation(s) During       and Portfolios                Public
Age of Director         the Fund          Time Served        Past Five Years             Overseen               Directorships
------------------   -----------------   --------------   -----------------------    ------------------     ----------------------
Donald C. Burke (42)  Vice President     Vice President   First Vice President of    118 registered           None
                      and Treasurer      since 1993 and   the Investment Adviser     investment companies
                                         Treasurer since  and MLIM since 1997 and    consisting of 169
                                         1999             the Treasurer thereof      portfolios
                                                          since 1999; Senior Vice
                                                          President and Treasurer
                                                          of Princeton Services
                                                          since 1999; Vice
                                                          President of FAMD since
                                                          1999; Vice President of
                                                          the Investment Adviser
                                                          and MLIM from 1990 to
                                                          1997; Director of
                                                          Taxation of the
                                                          Investment Adviser since
                                                          1990.

Kevin Rendino (35)    Senior Vice        Senior Vice      First Vice President of    5 registered             None
                      President and      President since  MLIM since 1997; Vice      investment
                      Co-Portfolio       2001             President of MLIM from     companies
                      Manager                             1993 to 1997; Portfolio    consisting of 3
                                                          Manager of MLIM since      portfolios
                                                          1999.

Susan Baker (45)      Secretary          Secretary since  Director (Legal Advisory)  38 registered            None
                                         2002             of the Investment Adviser  investment companies
                                                          since 1999; Vice President consisting of 44
                                                          of the Investment Adviser  portfolios
                                                          from 1993 to 1999;
                                                          attorney associate with
                                                          the Investment Adviser
                                                          since 1987.

----------
+  The address of each officer listed is P.O. Box 9011, Princeton, New Jersey
   08543-9011.
*  Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr. Glenn is an "interested person", as defined in the Investment
   Company Act, of the Fund based on his positions with FAM, MLIM, FAMD
   Princeton Services and Princeton Administrators.
** Elected by and serves at the pleasure of the Board of Directors of the
   Fund.
*** As Director, Mr. Glenn serves until his successor is elected and qualified or until the earlier of his death or resignation, or removal as provided in the Fund's by-laws or charter or by statute, or until December 31 of the year in which he turns 72.


     Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.

                                                                            Aggregate Dollar Range of
                                                                        Securities in All Registered Funds
                                         Aggregate Dollar Range of       in Merrill Lynch Family of Funds
Name                                         Equity in the Fund                Overseen by Director
----                                     --------------------------     ----------------------------------
Interested Director:
  Terry K. Glenn                         Over $100,000                  Over $100,000
Non-Interested Directors:
  Donald W. Burton                       None                           None
  M. Colyer Crum                         $50,001-$100,000               Over $100,000
  Laurie Simon Hodrick                   $1-$10,000                     Over $100,000
  J. Thomas Touchton                     None                           Over $100,000
  Fred G. Weiss                          $10,001-$50,000                Over $100,000

----------

     As of October 18, 2002, the officers and directors as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. ("ML & Co.").

Compensation of Directors

     The Fund and the Trust pay each non-interested Director a combined fee for service to the Fund of $6,000 per year plus $1,000 per in-person Board meeting attended. The Fund and the Trust also compensate members of the

Committee, which consists of all of the non-interested Directors, at the rate of $4,000 per year plus $1,000 per in-person Committee meeting attended. The Chairman of the Committee receives an additional fee of $2,000 per year. The Fund and the Trust reimburse each non-interested Director for his or her out-of-the-pocket expenses relating to attendance at Board and Committee meetings.

     The following table shows the compensation earned by the non-interested Directors for the fiscal year ended June 30, 2002, and the aggregate compensation paid to them from all registered investment companies advised by the Investment Adviser and its affiliate, FAM ("MLIM/FAM-advised funds"), for the calendar year ended December 31, 2001.

                                                                                                      Aggregate
                                                   Pension or Retirement       Estimated             Compensation
                                                      Benefits Accrued          Annual            from Fund/Trust and
                         Compensation            as Part of Fund/Trust        Benefits upon         Other MLIM/FAM-
Name                    from Fund/Trust                   Expense              Retirement            Advised Funds
----                  -------------------       -------------------------    ------------------------------------------

Donald W. Burton              $  3,000**                   None                   None                   None**
M. Colyer Crum*                $22,000                     None                   None                $215,500
Laurie Simon Hodrick           $20,000                     None                   None                $195,000
J. Thomas Touchton             $20,000                     None                   None                $195,000
Fred G. Weiss                  $19,000                     None                   None                $195,000
Stephen B. Swensrud***         $16,000                     None                   None                $406,083

----------
*  Chairman of the Committee.
** Mr. Burton was elected a Director of the Fund/Trust and a Director of certain other MLIM/FAM-advised funds on April 1, 2002.
*** Mr. Swensrud retired effective March 15, 2002.

     The Directors of the Fund may purchase Class A shares of the Fund at net asset value. See "Purchase of Shares--Initial Sales Charge Alternatives--Class A and Class D Shares--Reduced Initial Sales Charges--Purchase Privilege of Certain Persons."

Management and Advisory Arrangements

     Management Arrangements. Prior to the conversion to a "master/feeder" structure, all management and administrative services were provided directly at the Fund level and were paid pursuant to the Fund's investment advisory contract at a fee rate of 0.60% of the average daily net assets of the Fund for the first $100 million; 0.50% of the average daily net assets from $100 million to $200 million; and 0.40% of the average daily net assets above $200 million. The services provided to the Fund included all those described below in "Investment Advisory Services," "Payment of Trust Expenses" and "Administrative Services and Administrative Fee." Under the current structure, the Investment Adviser receives for its services to the Trust monthly compensation at the same annual rate. For purposes of this calculation, average daily net assets is determined at the end of each month on the basis of the average net assets of the Trust for each day during the month. For the fiscal year ended June 30, 2002, the total fee payable to the Investment Adviser from the Trust was equal to 0.40% of the Trust's average daily net assets.

     The table below sets forth information about the total fees paid by the Fund and/or the Trust to FAM for the periods indicated.

                                                     Investment Advisory
      Period                                                Fee
      ------                                         -------------------
      Fiscal year ended June 30, 2002                   $35,390,702
      Fiscal year ended June 30, 2001*
        Trust                                           $27,057,276
        Fund                                            $11,464,172
      Fiscal year ended June 30, 2000                   $45,982,909
      --------
      * The Fund converted to a master/feeder structure effective October 13, 2000.

     Investment Advisory Services. The Fund invests all of its assets in shares of the Trust. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Trust. The Trust has entered into an investment advisory agreement with FAM as Investment Adviser (the "Investment Advisory Agreement"). Subject to the supervision of the Trustees, the Investment Adviser is responsible for the actual management of the Trust's portfolio and constantly reviews the Trust's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Trust.

     Payment of Trust Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. The Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Trustees, and Directors who are affiliated persons of the Investment Adviser or any sub-adviser or of an affiliate of the Investment Adviser or any sub-adviser. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust (except to the extent paid by the Distributor), including, among other things, taxes, expenses, legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Trustees; accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. Certain accounting services are provided to the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for other accounting services.

Administrative Services and Administrative Fees

     The Fund has entered into an administration agreement with FAM (the "Administrator") as Administrator (the "Administration Agreement"). By the terms of the Administration Agreement, the Administrator may receive for its services monthly compensation at the annual rate of 0.25% of the average daily net assets of the Fund, but only if, among other things, the Administration Agreement is first amended by the Fund's Board of Directors to permit such compensation. To date, the Board of Directors has not so amended the Administration Agreement.

     Payment of Fund Expenses. The Administration Agreement obligates the Administrator to provide certain administrative services to the Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Fund. The Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers, Directors and Trustees who are affiliated persons of the Administrator or any of its affiliates. The Fund pays, or causes to be paid, all other expenses incurred in the operation of the Fund (except to the extent paid by the Distributor), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Financial Data Services, Inc. (the "Transfer Agent"), expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares--Distribution Plans." Certain accounting services are provided to the Fund by State Street pursuant to our agreement between State Street and the Fund. The Fund pays a fee for the cost, of these services. In addition, the Fund reimburses the Administrator for its costs of other accounting services.

     Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities and their power to exercise a controlling influence over its management or policies.

     Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect for two years from the date of execution and will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Trust and (b) by a majority of the Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Investment Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated by the vote of a majority of the outstanding voting securities of the Trust or by the Investment Adviser without penalty on 60 days' written notice to the other party.

     Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from its effective date. Thereafter it will remain in effect from year to year if approved annually (a) by the Board of Directors and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

     At meetings of the Board of Trustees held on August 1, 2001 and August 2, 2002, the Board approved the continuation of the Trust's Investment Advisory Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements and other services necessary for the operation of the Trust. The Board also considered in the Investment Adviser's costs of providing services and the direct and indirect benefits to the Investment Adviser from its relationship with the Trust, including the Trust's profitability to the Investment Adviser. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services under the Investment Advisory Agreement, but also compensation paid to the Investment Adviser or its affiliates for other, non-advisory, services provided to the Trust. The Directors also considered the Adviser's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Trust's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Trust's assets.

     Based on the information reviewed and the discussions, the Board concluded that the management fee rate was reasonable in relation to the services provided by the Investment Adviser to the Trust. The non-interested Trustees were represented by independent counsel, who assisted them in their deliberations.

     Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder

Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(SM)) Program (the "MFA Program"). For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

     The table below sets forth the Transfer Agent fees paid by the Fund for the periods indicated.

                                                        Transfer Agent
 Fiscal year ended June 30,                                  Fees*
   ---------------------                                --------------
 2002                                                    $12,209,779
 2001                                                    $12,504,848
 2000                                                    $16,428,058

----------
* During the fiscal years ended June 30, 2001 and 2002, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for the periods shown, the fees paid may have been higher.

     Accounting Services. The Fund and the Trust have entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Fund and the Trust. The Fund and the Trust pay a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund and the Trust and was reimbursed by the Fund and the Trust for such services. The Investment Adviser continues to provide certain accounting services to the Fund and the Trust. The Fund and the Trust reimburse the Investment Adviser for these services.

     The table below shows the amounts paid by the Fund and the Trust to State Street and to the Investment Adviser for the periods indicated:



                                                    FUND                                TRUST
                                        -------------------------------    ------------------------------
                                                        Paid to the                          Paid to the
                                          Paid to        Investment           Paid to         Investment
Period                                  State Street       Adviser         State Street*        Adviser
-----                                   ------------------------------     ------------------------------
Fiscal year ended June 30, 2002          $     0          $      0          $ 1,074,907        $121,399
Fiscal year ended June 30, 2001+         $     0**        $323,199          $   553,341**      $232,422
Fiscal year ended June 30, 2000              N/A          $772,649             N/A                  N/A

---------
*  For providing services to the Fund and the Trust.
** Represents payments pursuant to the agreement with State Street commencing on January 1, 2001.
+  The Trust commenced operations on October 13, 2000.


     Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Code of Ethics

     The Board of Trustees of the Trust and the Board of Directors of the Fund each have adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Fund, the Investment Adviser and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

                               PURCHASE OF SHARES

     Reference is made to "Your Account--How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus for certain information as to the purchase of Fund shares.

     The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services--Exchange Privilege."

     Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

     The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by the Investment Adviser or MLIM. Funds advised by the Investment Adviser or MLIM that utilize the Merrill Lynch Select Pricing(SM) System are referred to herein as "Select Pricing Funds."

     The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers and other financial intermediaries have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE.

     The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, nor the dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain selected securities dealers or other financial intermediaries may charge a processing fee to confirm a purchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives--Class A and Class D Shares


     Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges, and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

     The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Eligible Class A Investors

     Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares in an account, including participants in the Merrill Lynch Blueprint(SM) Program, are entitled to purchase additional Class A shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Investment Adviser or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions, provided that the program or the bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of MLIM/FAM advised investment companies including the Fund. Certain persons who acquired shares of certain MLIM/FAM advised closed-end funds who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions are met. In addition, Class A shares of the Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares--Closed-End Fund Reinvestment Options."

Class A and Class D Sales Charge Information


                                     Class A Shares
---------------------------------------------------------------------------------------------
                       Gross Sales     Sales Charges   Sales Charges    CDSCs Received on
For the Fiscal Year      Charges        Retained by       Paid to       Redemption of Load-
  Ended June 30,        Collected       Distributor     Merrill Lynch      Waived Shares
-------------------     ---------       ------------    -------------   ---------------------
       2002             $245,657         $17,817          $227,783             $2,264
       2001             $212,926         $17,106          $195,821             $    0
       2000             $223,690         $18,563          $205,127             $1,372

                                      Class D Shares
---------------------------------------------------------------------------------------------
                       Gross Sales     Sales Charges   Sales Charges    CDSCs Received on
For the Fiscal Year      Charges        Retained by       Paid to       Redemption of Load-
  Ended June 30,        Collected       Distributor     Merrill Lynch      Waived Shares
-------------------     ---------       ------------    -------------   ---------------------

       2002             $1,083,071       $67,027         $1,016,044           $  700
       2001             $  766,516       $47,591         $  718,925           $3,220
       2000             $  948,017       $61,396         $  886,622           $6,952


     The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.


Reduced Initial Sales Charges

     Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.

     Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.

     Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's selected securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profitsharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

     Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of the Class A or Class D shares of the Fund or any Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the execution of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the further reduced percentage sales charge that would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charge on any previous purchase.

     The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

     Merrill Lynch Blueprint(SM) Program. Class D shares of the Fund are offered to participants in the Merrill Lynch Blueprint(SM) Program ("Blueprint"). In addition, participants in Blueprint who own Class A shares of the Fund may purchase additional Class A shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions and trade associations. Investors placing orders to purchase Class A or Class D shares of the Fund through Blueprint will acquire the Class A or Class D shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule (i.e., up to $300 at 4.25%, from $300.01 to $5,000 at 3.25% plus $3.00, and $5,000.01 or more at the standard sales charge rates disclosed in the Prospectus). In addition, Class A or Class D shares of the Fund are being offered at net asset value plus a sales charge of .50% of 1% for corporate or group IRA programs placing orders to purchase their Class A or Class D shares through Blueprint. Services, including the exchange privilege, available to Class A or Class D investors through Blueprint, however, may differ from those available to other investors in Class A or Class D shares.

     Class A and Class D shares are offered at net asset value to Blueprint participants through the Merrill Lynch Directed IRA Rollover Program (the "IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

     Orders for purchases and redemptions of Class A or Class D shares of the Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

     TMA(SM) Managed Trusts. Class A shares are offered at net asset value to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

     Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

     Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

     Purchase Privilege of Certain Persons. Members of the Board of Directors of the Fund and Trustees of the Trust and of other investment companies advised by the Investment Adviser or its affiliates, directors and employees of ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.

     Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and, second, the investor must establish that such redemption had been made within 60 days prior to the investment in the Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

     Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class D shares must be made within 90 days after such notice.

     Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

     Acquisition of Certain Investment Companies. Class D shares may be offered at the net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

     Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser or an affiliate from time to time.

Deferred Sales Charge Alternatives--Class B and Class C Shares

     Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.

     Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

     The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares--Determination of Net Asset Value" below.

Contingent Deferred Sales Charges--Class B Shares

     Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

     The following table sets forth the Class B CDSC:

                                     CDSC as a Percentage of Dollar Amount
Year Since Purchase Payment Made              Subject to Charge+
--------------------------------    --------------------------------------
     0-1                                             4.0%
     1-2                                             4.0%
     2-3                                             3.0%
     3-4                                             3.0%
     4-5                                             2.0%
     5-6                                             1.0%
     6 and thereafter                                None
--------------
+ For Class B shares of the Fund purchased before June 1, 2001, the four-year CDSC schedule in effect at that time will apply.

     To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

     The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and 401(k) plans in connection with group plans placing orders through the Merrill Lynch Blueprint(SM) Program. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM) Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by MLIM Private Investors and held in such account at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services--Fee-Based Programs" and "Systematic Withdrawal Plan."

     Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services--Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

     Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

     Merrill Lynch Blueprint(SM) Program. Class B shares are offered to certain participants in Blueprint. Blueprint is directed to small investors, group
IRAs and participants in certain affinity groups such as trade associations and credit unions. Class B Shares of the Fund are offered through Blueprint only to members of certain affinity groups. The CDSC is waived in connection with purchase orders placed through Blueprint by members of such affinity groups. Services, including the exchange privilege, available to Class B investors through Blueprint, however, may differ from those available to other Class B investors. Orders for purchases and redemptions of Class B shares of the Fund will be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There is no minimum initial or subsequent purchase requirement for investors who are part of a Blueprint automatic investment plan. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

     Conversion of Class B Shares to Class D Shares. After approximately eight years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

     In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

     In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services--Fee-Based Programs."

     Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.


Contingent Deferred Sales Charges--Class C Shares

     Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or withdrawals through the Merrill Lynch Systematic Withdrawal Plans. See "Shareholder Services--Systematic Withdrawal Plan."

Class B and Class C Sales Charge Information


                                Class B Shares*
    ---------------------------------------------------------------
    For the Fiscal Year Ended     CDSCs Received     CDSCs Paid to
              June 30,            by Distributor     Merrill Lynch
    --------------------------  -----------------   ---------------
              2002                  $1,764,270         $1,764,270
              2001                  $2,712,823         $2,712,823
              2000                  $5,763,029         $5,763,029


--------
* Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

                                 Class C Shares
     ---------------------------------------------------------------
      For the Fiscal Year        CDSCs Received      CDSCs Paid to
          Ended June 30,         by Distributor      Merrill Lynch
    --------------------------  -----------------   ----------------
             2002                $120,145              $120,145
             2001                $ 81,125              $ 81,125
             2000                $147,381              $147,381


     Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Closed-End Fund Reinvestment Option

     Class A shares of the Fund ("Eligible Class A Shares") are offered at net asset value to holders of the common stock of certain closed-end funds advised by FAM or MLIM who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select Pricing(SM) System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, if the conditions set forth below are satisfied.
Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund ("Eligible Class D Shares") at net asset value, if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in that Fund's initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill
Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

     Subject to the conditions set forth below, shares of the Fund are offered at net asset value to holders of the common stock of certain MLIM/FAM advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund. In order to exercise this investment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders wishing to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of the Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund investment option. Such waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Distribution Plans

     Reference is made to "Key Facts--Fees and Expenses" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the

Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.

     The Distribution Plans for each of the Class B, Class C and Class D shares provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).

     The Distribution Plans for each of the Class B and Class C shares provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors, or, selected securities dealers and other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisors, selected securities dealers or other financial intermediaries in connection with the sale of the Class B and Class C shares.

     The Fund's Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors concluded that there is reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Distribution Plans, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plans and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

     Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans annually. Distribution-related revenues consist of the account-maintenance fees, distribution fees and CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, and interest expense.

As of June 30, 2002, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $261,240,671 (.1241% of Class B net assets at that date.) As of June 30, 2002, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $18,643,514 (.0344% of Class C net assets at that date).

     For the fiscal year ended June 30, 2002, the Fund paid the Distributor $24,654,583 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $2.5 billion), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended June 30, 2002, the Fund paid the Distributor $4,924,794 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $493.8 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended June 30, 2002, the Fund paid the Distributor $4,437,762 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $1.8 billion), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

Limitations on the Payment of Deferred Sales Charges

     The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

     The following table sets forth comparative information as of June 30, 2002 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.


                                                           Data Calculated as of June 30, 2002
                               ---------------------------------------------------------------------------------------------------
                                                                     (in thousands)
                                                                                                                        Annual
                                                                                                                      Distribution
                                              Allowable     Allowable                    Amounts                         Fee at
                                Eligible      Aggregate   Interest on     Maximum       Previously       Aggregate    Current Net
                                 Gross          Sales        Unpaid        Amount        Paid to          Unpaid         Asset
                                Sales(1)      Charge(2)     Balance(3)    Payable     Distributor(4)      Balance       Level(5)
                               ---------     ----------    -----------   ----------   --------------     ---------    -----------
Class B Shares for the
period October 21, 1988
1988 (commencement of
operations) to June 30,
2002 Under NASD Rule as
Adopted                        $ 6,312,703    $ 397,503    $  157,160    $  554,663     $  288,622       $ 266,041    $   14,282
Under Distributor's
Voluntary Waiver               $ 6,312,703    $ 394,544    $   31,563    $  426,107     $  288,622       $ 137,485    $   14,282

Class C Shares, for the
period October 21, 1994
(commencement of operations)
to June 30, 2002 Under
NASD Rule as Adopted           $ 1,020,424    $  65,072    $   18,684    $   83,756     $   21,789       $  61,967    $    3,713

----------
(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.
(2) Includes amounts attributable to exchanges from Summit which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to
    Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the
    NASD Rule.
(4) Consists of CDSC payments, distribution fee payments and accruals. See
    "Key Facts--What are the Fund's fees and expenses?" in the Prospectus.
    This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class
    A shares in conjunction with the shareholder's participation in the MFA
    Program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.
(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to
    Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

                              REDEMPTION OF SHARES

     Reference is made to "Your Account--How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

     The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

     The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

     The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

     The Trust has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Trust and the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

Redemption

     A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Fund's Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Trust or the Fund. A redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

     A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

     Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

     For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will not usually exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

     The Fund also will repurchase Fund shares through a selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase Fund shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the regular close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day's closing price.

     The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge its customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. The fees charged by other securities dealers or financial intermediaries may be higher or lower. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem Fund shares as set forth above.

Reinstatement Privilege--Class A and Class D Shares

     Shareholders who have redeemed their Class A or Class D shares of the Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                               PRICING OF SHARES

Determination of Net Asset Value

     Reference is made to "Your Account--How Shares are Priced" in the Prospectus.

     The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     The principal asset of the Fund will normally be its interest in the underlying Trust. The value of that interest is based on the net assets of the Trust, which are comprised of the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Trust). Expenses of the Trust, including the investment advisory fees, are accrued daily. Net asset value of the Fund is the Fund's proportionate interest in the net assets of the Trust plus any cash or other assets minus all liabilities (including accrued expenses) of the Fund divided by the total number of shares outstanding of the Fund at such time, rounded to the nearest cent. Expenses, including the fees payable to the Administrator and Distributor, are accrued daily.

     Net asset value of the Fund is computed by dividing the value of the Fund's proportionate interest in the net assets of the Trust plus any cash or other assets (including interests and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares of the Fund outstanding at such time, rounded to the nearest cent. Expenses, of the Fund, including the fees payable to the Distributor are accrued daily.

     The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares. Moreover, the per share net asset value of the Class B and Class C shares of the Fund generally will be lower than the per share net asset value of Class D shares of the Fund reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes of the Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

     Portfolio securities of the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees of the Trust as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are stated at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

     Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such periods, then these securities may be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by the Investment Adviser using pricing services and/or procedures approved by the Board of Trustees.

     Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's (including the Fund's) interest in the Trust will be determined as of the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Trust. The close of business on the NYSE is generally 4:00 p.m., Eastern Time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business on the NYSE on the next determination of net asset value of the Trust.

Computation of Offering Price Per Share

     An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on June 30, 2002 is set forth below:


                                           Class A           Class B         Class C          Class D
                                       --------------    --------------    ------------    --------------
Net Assets                             $3,909,901,307    $2,099,659,858    $541,921,010    $1,737,024,328
                                       ==============    ==============    ============    ==============

Number of Shares Outstanding              144,087,128        79,401,055      20,878,500       64,304,037
                                       ==============    ==============    ============    ==============


Net Asset Value Per Share
(net assets divided by number
of shares outstanding)                 $        27.14    $        26.44    $      25.96    $        27.01
Sales Charge (for  Class A and
Class D shares: 5.25%
of offering price; 5.54% of
net asset value per share)*            $         1.50                  **              **  $         1.50
                                       --------------    --------------    ------------    --------------
Offering Price                         $        28.64    $        26.44    $      25.96    $        28.51
                                       ==============    ==============    ============    ==============

----------
*  Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.
** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of
   Shares--Deferred Sales Charge Alternatives--Class B and Class C Shares"
   herein.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     Subject to policies established by the Board of Trustees of the Trust, the Investment Adviser is primarily responsible for the execution of the Trust's portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Trust, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, the Trust does not necessarily pay the lowest spread or commission available.

     Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Trust. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

     Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by the broker. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust and the Fund.

     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Trust commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. On the other hand, the Fund may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for other accounts or investment companies. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

     In some cases, the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     From time to time, the Fund may purchase new issues of securities for clients in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

     In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees of the Trust and subject to best execution, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

     Subject to obtaining the best net results, brokers who provide supplemental investment research services to the Investment Adviser may receive orders for transactions by the Trust. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under the Investment Advisory Agreement, and the expenses of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. If in the judgment of the Investment Adviser the Trust will benefit from supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transactions. Certain supplemental research services may primarily benefit one or more other investment companies or other accounts for which the Investment Adviser exercises investment discretion. Conversely, the Trust may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for such other accounts or investment companies.

     The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

     Foreign equity securities may be held by the Trust in the form of ADRs, EDRs, GDRs or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in OTC markets in the United States or Europe, as the case may be. ADRs traded in the United States, like other securities traded in the United States, will be subject to negotiated commission rates. The Trust's ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Trust intends to manage the portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on the Trust's portfolio strategies.

     Information about the brokerage commissions paid by the Trust and the Fund (prior to its change to a "master/feeder" structure), including commissions paid to Merrill Lynch, is set forth in the following table:

                                                          Commissions Paid
Fiscal Year Ended June 30,   Brokerage Commissions Paid   to Merrill Lynch
--------------------------   --------------------------   ----------------
2002                                $13,755,938              $1,698,868
2001                                $15,698,975              $1,614,600
2000                                $10,858,060              $  870,372

     For the fiscal year ended June 30, 2002, the brokerage commissions paid to Merrill Lynch represented 12.35% of the aggregate brokerage commissions paid and involved 11.75% of the dollar amount of transactions involving payment of brokerage commissions during the year.

     The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch or an affiliate is a member or in a private placement in which Merrill Lynch or an affiliate serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Objective and Policies--Investment Restrictions."

     Because of the affiliation of Merrill Lynch with the Investment Adviser, the Fund and the Trust are prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order, the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

     The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates. For the fiscal year ended June 30, 2002, the first year in which the exemptive order was in effect, that affiliated entity received $572,488 in securities lending agent fees from the Trust.

     Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch or its affiliate acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust. Securities may be held by, or be appropriate investments for, the Trust as well as other funds or investment advisory clients of the Investment Adviser or its affiliates.

     The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Trust brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

     Securities held by the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or its affiliates when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                              SHAREHOLDER SERVICES

     The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors and certain of these services are not available to investors who place orders for the Fund's shares through the Merrill Lynch Blueprint(SM) Program.

Investment Account

     Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, another selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch, another selected securities dealer or other financial intermediary brokerage account, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.

     Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

     Shareholders may transfer their Fund shares from Merrill Lynch, another selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether or not the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

     Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC, so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

     U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Select Pricing Funds and Summit, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

     Exchanges of Class A and Class D Shares. Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in the account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.

     Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Select Pricing Funds for Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares generally may be exchanged into the Class A or Class D shares, respectively, of the other funds with a reduced sales charge or without a sales charge.

     Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Small Cap Value Fund, Inc. ("Small Cap Value Fund") after having held the Fund's Class B shares for two and a half years. The 3.0% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption, since by "tacking" the two-and-a-half-year holding period of Fund's Class B shares to the four-year holding period for the Small Cap Value Fund Class B shares, the investor will be deemed to have held the new Small Cap Value Fund Class B shares for more than six years. Class B shares of the Fund and certain other Select Pricing Funds purchased prior to June 1, 2001 are subject to the four-year CDSC schedule in effect at that time. This four-year CDSC schedule will also apply to Class B shares received in exchange for such shares.

     Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

     Prior to October 12, 1998, exchanges from the Fund and other Select Pricing Funds into a money market fund were directed to certain Merrill Lynch sponsored money market funds other than Summit. Shareholders who exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for the money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

     Exchanges by Participants in the MFA Program. The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one-year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be "tacked" to the holding period for the Class B or Class C shares originally held. The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

     Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application. This exchange privilege may be modified or terminated in accordance with the rules of the Commission.

     Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

     This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

     Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program's client agreement and from the Transfer Agent at 1-800-MER-FUND (1-(800)-637-3863).

Retirement and Education Savings

     Plans Individual retirement accounts and other retirement plans and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from Merrill Lynch.

     Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRA plans and education savings plans, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

     A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan. Under the Automatic Investment Plan, the Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of the shareholder by either pre-authorized checks or automated clearing house debits. Alternatively, an investor that maintains a CMA(R) Account may arrange to have periodic investments made in the Fund in amounts of $100 ($1 or more for retirement accounts) or more through the CMA(R) Automated Investment Program.

Automatic Dividend Reinvestment Plan

     Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

     Shareholders may, at any time, by written notification to Merrill Lynch if their account is maintained with Merrill Lynch, or by written notification or by telephone (1-800-MER-FUND) to the Transfer Agent, if their account is maintained with the Transfer Agent elect to have subsequent dividends, paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plan

     A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders that have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

     At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and the class of shares to be redeemed. Redemptions will be made at net asset value determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's systematic withdrawal plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.

     With respect to redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares--Deferred Sales Charge Alternatives--Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the Systematic Withdrawal Plan will be applied thereafter to Class D shares if the shareholder so elects. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Merrill Lynch Financial Advisor.

     Withdrawal payments generally should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors that maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Automatic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

     Alternatively, a shareholder whose shares are held within a CMA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) Systematic Redemption Program or the redemption program of the Retirement Account. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

                              DIVIDENDS AND TAXES

Dividends

     The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid at least annually. All net realized capital gains, if any, will be distributed to the Fund's shareholders at least annually. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, the Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.

     For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see "Shareholder Services--Automatic Dividend Reinvestment Plan". A shareholder whose account is maintained at the Transfer Agent or whose account is maintained through Merrill Lynch, a selected securities dealer or other financial intermediary may elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Pricing of Shares--Determination of Net Asset Value."

Taxes

     The Fund qualifies and intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Code. As long as it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

     The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

     Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short- term capital losses (including gains or losses from certain transactions in options) ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends as well as any amount of capital gain dividends in the different categories of capital gain referred to above.

     Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

     No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.

     If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid to the Fund on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

     A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

     Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.

     Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

     Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

     The Fund may invest up to 10% of its total assets in securities of other investment companies. If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. The Fund may be subject to U.S. Federal income tax, and an additional tax in the nature of interest (the "interest charge"), on a portion of the distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by the Fund as a dividend to its shareholders. The Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause the Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, the Fund could elect to "mark to market" at the end of each taxable year all shares that it holds in PFICs. If it made this election, the Fund would recognize as ordinary income any increase in the value of such shares over their adjusted basis and as ordinary loss any decrease in such value to the extent it did not exceed prior increases. By making the mark-to-market election, the Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions

     The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options and futures that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or regulated futures contract for a non-U.S. currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code
Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

     A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

     Code Section 1092, which applies to certain "straddles," may affect the taxation of the Fund's sales of securities and transactions in swaps, options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in swaps, options, futures and forward foreign exchange contracts.

Special Rules for Certain Foreign Currency Transactions

     In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stocks, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

     Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

     Ordinary income and capital gain dividends may also be subject to state and local taxes.

     Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

     Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

     The Fund has received a ruling from the IRS, to the effect that, because the Trust is classified as a partnership for tax purposes, the Fund will be entitled to look to the underlying assets of the Trust in which it has invested for purposes of satisfying various requirements of the Code applicable to RICs. If any of the facts upon which such ruling is premised change in any material respect (e.g., if the Trust were required to register its interests under the Securities Act), then the Board of Directors of the Fund will determine, in its discretion, the appropriate course of action for the Fund. One possible course of action would be to withdraw the Fund's investment from the Trust and to retain an investment adviser to manage the Fund's assets in accordance with the investment policies applicable to the Fund. See "Investment Objective and Policies."

                                PERFORMANCE DATA

     From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.

     Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are invested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption. Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution charges and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund may include performance data for all classes of shares of the Fund in any advertisement or information including performance date of the Fund.

     Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

     Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

     The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

     Set forth in the tables below is total return information, before and after taxes, for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.



                                   Class A         Class B         Class C       Class D
                                    Shares          Shares          Shares        Shares
                                --------------  --------------  --------------  -----------
                                                Average Annual Total Return
                                        (including maximum applicable sales charge)

One Year Ended June 30, 2002    (15.08)%        (14.53)%        (12.10)%        (15.32)%
Five Years Ended June 30, 2002    4.22%           4.03%           4.27%           3.95%
Ten Years Ended June 30, 2002    11.36%          10.82%             --              --
Inception (October 21,
1994) to June 30, 2002              --              --           10.63%          10.71%

                                                Average Annual Total Return
                                                 (After Taxes on Dividends)
                                        (Including maximum applicable sales charge)
One Year Ended June 30, 2002    (17.15)%        (16.39)%        (14.03)%        (17.31)%
Five Years Ended June 30, 2002    1.44%           1.58%           1.80%           1.26%
Ten Years Ended June 30, 2002     8.81%           8.66%             --              --
Inception (October 21,
1994) to June 30, 2002              --              --            8.32%           8.19%

                                                Average Annual Total Return
                                        (After Taxes on Dividends and Redemptions)
                                        (including maximum applicable sales charge)
One Year Ended June 30, 2002     (7.66)%         (7.20)%         (5.67)%         (7.79)%
Five Years Ended June 30, 2002    2.93%           3.00%           3.19%           2.76%
Ten Years Ended June 30, 2002     8.76%           8.57%             --              --
Inception (October 21,
1994) to June 30, 2002              --              --            8.42%           8.33%

     Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

     In order to reflect the reduced sales charges in the case of Class A or Class D shares, or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares," the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of CDSCs, a lower amount of expenses may be deducted.

     On occasion, the Fund may compare its performance to various indices including the Standard & Poor's 500 Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc., ("Morningstar") CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time, the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature. The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

                              GENERAL INFORMATION

Description of Shares

     The Fund is a "feeder" fund that invests in the Trust. Investors in the Fund have an indirect interest in the Trust. The Trust accepts investments from other feeder funds, and all of the feeders of the Trust bear the Trust's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio also may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Trust on more attractive terms, or could experience better performance, than another feeder.

     The Fund is a Maryland corporation incorporated on March 22, 1977. The Fund converted from a stand-alone investment company to a feeder fund on October 13, 2000. As of the date of this Statement of Additional Information, the Fund has an authorized capital of 1,200,000,000 shares of Common Stock, par value $0.10 per share. The Fund is divided into four classes, designated Class A, Class B, Class C and Class D Common Stock. Class A and Class B each consists of 400,000,000 shares, and Class C and Class D each consists of 200,000,000 shares. Shares of Class A, Class B, Class C and Class D Common Stock represent interests in the same assets of the Fund and have identical voting dividend, liquidation and other rights and the same terms and conditions except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures (except that Class B shareholders may vote upon material changes to the expenses charged under the Class D distribution plan). The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

     Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement;
(iii) approval of a distribution agreement; and (iv) ratification of selection of independent auditors. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in the Prospectus. Each share of Class A, Class B, Class C and Class D Common Stock is entitled to participate equally in dividends declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities. Stock certificates are issued by the Transfer Agent only on specific request. Certificates for fractional shares are not issued in any case.

     Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust. The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

     There normally will be no meeting of shareholders for the purpose of electing Directors unless and until such time as less than a majority of the Directors holding office have been elected by the shareholders, at which time the Directors then in office will call a shareholders' meeting for the election of Directors. Shareholders may, in accordance with the terms of the Articles of Incorporation, cause a meeting of shareholders to be held for the purpose of voting on the removal of Directors. Also, the Fund will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in account maintenance or distribution fees or of a change in fundamental policies, or its investment objective or restrictions. Except as set forth above, the Directors of the Fund shall continue to hold office and appoint successor Directors. Each issued and outstanding share of the Fund is entitled to participate equally with other shares of the Fund in dividends declared and in net assets upon liquidation or dissolution remaining after satisfaction of outstanding liabilities, except for any expenses which may be attributable to only one class. Shares that are issued will be fully-paid and non-assessable by the Fund.

     The Trust is organized as a Delaware business trust. Whenever the Fund is requested to vote on any matter relating to the Trust, the Fund will hold a meeting of the Fund's shareholders and will cast its vote as instructed by the Fund's shareholders.

Independent Auditors

     Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund and the Trust. The independent auditors are responsible for auditing the annual financial statements of the Fund and the Trust.

Accounting Services Provider

     State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund and the Trust.

Custodian

     The Bank of New York, 100 Church Street, New York, New York 10286 acts as custodian of the Trust's assets (the "Custodian"). Under its contract with the Trust, the Custodian is authorized, among other things, to establish separate accounts in foreign currencies and to cause foreign securities owned by the Trust to be held in its offices outside of the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Trust's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Trust's investments.

Transfer Agent

     Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Your Account--How to Buy, Sell, Transfer and Exchange Shares--Through the Transfer Agent" in the Prospectus. 55

Legal Counsel

     Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019-6018, is counsel for the Trust and the Fund.

Reports to Shareholders

     The fiscal year of the Fund and the Trust ends on June 30 of each year. The Fund and the Trust send to their shareholders, at least semi-annually, reports showing the Trust's portfolio and other information. An Annual Report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries

     Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

     The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

     Under a separate agreement, ML & Co. has granted the Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

     To the knowledge of the Fund, the following entities owned beneficially or of record 5% or more of a class of the Fund's shares as of October 18, 2002:

            Name                        Address            Percent and Class
            ----                        -------            -----------------
 MERRILL LYNCH TRUST CO., FSB(1)                           5.20% of Class
                                   800 Scudders Mill Road  A
 TTEE FBO                          Plainsboro, NJ 08536
 DAIMLER CHRYSLER CORP SAL
 ATTN: EAST REGION

 MERRILL LYNCH TRUST CO., FSB(1)                           9.38% of Class
                                   800 Scudders Mill Road  A
 TTEE FBO                          Plainsboro, NJ 08536
 MERRILL LYNCH
 ATTN: EAST REGION

----------
(1) Merrill Lynch Trust Company is the record owner on behalf of certain employee retirement, personal trust or savings plan accounts for which it acts as Trustee.

                              FINANCIAL STATEMENTS

The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to the Fund's 2002 Annual Report to shareholders. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

Code #10124-10-02

                           PART C. OTHER INFORMATION
Item 23.  Exhibits.

Exhibit
Number
------
 1(a)   --     Articles of Incorporation of the Registrant, dated
               March 22, 1977.(a)
  (b)   --     Articles of Amendment, dated October 3, 1988, to the Articles of
               Incorporation of the Registrant.(a)
  (c)   --     Articles Supplementary, dated October 3, 1988, to the Articles of
               Incorporation of the Registrant.(b)
  (d)   --     Articles Supplementary, dated November 15, 1991, to the Articles of Incorporation of the Registrant.(b)
  (e)   --     Articles of Amendment, dated October 17, 1994, to the Articles of
               Incorporation of the Registrant.(a)
  (f)   --     Articles Supplementary, dated October 17, 1994, to the Articles of Incorporation of the Registrant.(a)
  (g)   --     Articles Supplementary, dated March 17, 1995, to the Articles of
               Incorporation of the Registrant.(a)
  (h)   --     Articles Supplementary, dated September 16, 1996, to the Articles of Incorporation of the Registrant.(c)
  (i)   --     Articles of Amendment, dated July 31, 2000 to the Articles of
               Incorporation of the Registrant.(d)
 2      --     By-Laws of the Registrant.(e)
 3      --     Portions of the Articles of Incorporation, as amended and
               supplemented, and By-Laws of the Registrant defining the rights of holders of shares of common stock of the Registrant.(f)
 4      --     Not Applicable.
 5      --     Form of Distribution Agreement between the Registrant and FAM
               Distributors, Inc.(g)
 6      --     None.
 7      --     Not Applicable.
 8(a)   --     Form of Administration Agreement between the Registrant and Fund
               Asset Management, L.P.(d)
  (b)(1)--     Form of Transfer Agency, Dividend Disbursing Agency and
               Shareholder Servicing Agency(d) Agreement between the Registrant and Financial Data Services, Inc.(a)
  (b)(2)--     Amendment to the Transfer Agency, Dividend Disbursing Agency and
               Shareholder Servicing Agreement.(j)
 9      --     Opinion of Brown & Wood LLP, counsel to the Registrant.(b)
10      --     Consent of Deloitte & Touche LLP, independent auditors for the
               Registrant.
11      --     None.
12      --     None.
13(a)   --     Form of Amended and Restated Class B Distribution Plan of the
               Registrant.(h)
  (b)   --     Form of Amended and Restated Class C Distribution Plan of the
               Registrant.(h)
  (c)   --     Form of Amended and Restated Class D Distribution Plan of the
               Registrant.(h)
14      --     Merrill Lynch Select Pricing(SM)System Plan pursuant to
               Rule 18f-3.(h)
15      --     Code of Ethics.(i)

----------
(a) Filed on October 25, 1995 as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 2-58521) (the "Registration Statement").
(b) Filed on October 19, 1999 as an exhibit to Post-Effective Amendment No. 28 to the Registrant's Registration Statement.
(c) Filed on October 28, 1996 as an exhibit to Post-Effective Amendment No. 25 to the Registrant's Registration Statement.

(d) Previously filed with Post-Effective Amendment No. 29 to the Registrant's Registration Statement on October 10, 2000.
(e) Filed on September 7, 1994 as an exhibit to Post-Effective Amendment No. 22 to the Registrant's Registration Statement.
(f) Reference is made to Article III, Article V, Article VI (sections 2, 3, 4 and 5), Article VII, Article VIII, and Article X of the Registrant's Articles of Incorporation, as amended and supplemented, filed as Exhibit
     (1) to the Registration Statement; and to Article II, Article III (sections 1, 3, 5, 6 and 17), Article VI, Article VII, Article XII, Article XIII,
     Article XIV and Article XV of the Registrant's By-Laws, filed as Exhibit
     (2) to the Registration Statement.
(g) Incorporated by reference to Exhibit 5 to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Merrill Lynch Balanced Capital Fund, Inc. (File No. 2-49007) filed on June 30, 2000.
(h) Incorporated by reference to Exhibit 13 to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Merrill Lynch Balanced Capital Fund, Inc. (File No. 811-2405) filed on June 30, 2000.
(i) Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50419), filed on November 22, 2000.
(j) Filed on October 12, 2001 as an exhibit to Post-Effective Amendment No. 30 to the Registrant's Registration Statement.

Item 24. Persons Controlled by or Under Common Control with Registrant.

     The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

     Reference is made to Article VI of the Registrant's Articles of Incorporation, Article VI of the Registrant's By-Laws, Section 2-418 of the Maryland General Corporation Law and Section 9 of the Distribution Agreement.

     Insofar as the conditional advancing of indemnification monies for actions based on the Investment Company Act of 1940, as amended (the "Investment Company Act") may be concerned, Article VI of the Registrant's By-Laws provides that such payments will be made only on the following conditions: (i) advances may be made only on receipt of a written affirmation of such person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any such advance if it is ultimately determined that the standard of conduct has not been met; and (ii) (a) such promise must be secured by a security for the undertaking in form and amount acceptable to the Registrant, (b) the Registrant is insured against losses arising by receipt of the advance, or (c) a majority of a quorum of the Registrant's disinterested non-party Directors, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that at the time the advance is proposed to be made, there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     In Section 9 of the Distribution Agreement relating to the securities being offered hereby, the Registrant agrees to indemnify the Distributor and each person, if any, who controls the Distributor within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain types of civil liabilities arising in connection with the Registration Statement or Prospectus and Statement of Additional Information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant and the principal underwriter in connection with the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person or the principal underwriter in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser.

     Fund Asset Management, L.P. ("FAM" or the "Investment Adviser") acts as the investment adviser for the following open-end registered investment companies:
CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Financial Institutions Series Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Mercury Funds, Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc., and The Municipal Fund Accumulation Program, Inc.; and for the following closed-end registered investment companies:
Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Corporate High Yield Fund IV, Inc., Corporate High Yield Fund V, Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Insured Fund II, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc. and Senior High Income Portfolio, Inc.

     Merrill Lynch Investment Managers, L.P. ("MLIM"), an affiliate of the Investment Adviser, acts as the investment adviser for the following open-end registered investment companies: Global Financial Services Master Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc. and The Asset Program, Inc.; and for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and The S&P 500(R) Protected Equity Fund, Inc. MLIM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

     The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of the Investment Adviser, MLIM, Princeton Services, Inc.

("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund's transfer agent, Financial Data Services, Inc. ("FDS"), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

     Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since July 1, 2000 for his, her or its own account or in the capacity of director, officer, partner or trustee. In addition, Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the first two paragraphs of this Item 26, and Mr. Doll is an officer of one or more of such companies.

                          Position(s) with the                                         Other Substantial
Name                       Investment Adviser                             Business, Profession, Vocation or Employment
----                       ------------------                             --------------------------------------------
ML & Co.                   Limited Partner                            Financial Services Holding Company; Limited Partner of
                                                                      MLIM
Princeton Services         General Partner                            General Partner of MLIM
Robert C. Doll, Jr.        President                                  President of MLIM; Director of Princeton Services;
                                                                      Co-Head (Americas Region) and Senior Vice President of
                                                                      MLIM from 1999 to 2001; Chief Investment Officer of
                                                                      Oppenheimer Funds, Inc. in 1999 and Executive Vice
                                                                      President thereof from 1991 to 1999
Terry K. Glenn             Chairman (Americas Region)                 President of Merrill Lynch Mutual Funds; Executive Vice
                           and Executive Vice President               President of MLIM; Executive Vice President and Director
                                                                      of Princeton Services; President and Director of FAMD;
                                                                      Director of FDS; President of Princeton Administrators
Donald C. Burke            First Vice President, Treasurer            First Vice President and Treasurer of MLIM; Senior Vice
                           and Director of Taxation                   President and Treasurer of Princeton Services; Vice
                                                                      President of FAMD
Philip L. Kirstein         General Counsel                            General Counsel (Americas Region); Senior Vice
                           (Americas Region)                          President, General Counsel and Director of Princeton
                                                                      Services
Debra Landsman-Yaros       Senior Vice President                      Senior Vice President of MLIM; Senior Vice President of
                                                                      Princeton Services; Vice President of FAMD
Stephen M. M. Miller       Senior Vice President                      Executive Vice President of Princeton Administrators;
                                                                      Senior Vice President of Princeton Services
Mary E. Taylor             Head (Americas Region)                     Senior Vice President of ML & Co.; President and Chief
                                                                      Operating Officer of Merrill Lynch Canada, Inc.

Item 27. Principal Underwriters.

     (a) FAMD acts as the principal underwriter for the Registrant and for each of the open-end registered investment companies referred to in the first two paragraphs of Item 26 except CBA Money Fund, CMA

Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Global Financial Services Master Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc. FAMD acts as the principal underwriter for each of the following additional open-end registered investment companies: Mercury Basic Value Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Large Cap Growth V.I. Fund of Mercury Management V.I. Funds, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Small Cap Value Fund, Inc. and Merrill Lynch U.S. High Yield Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

     (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

                         Position(s) and Office(s)   Position(s) and Office(s)
Name                            with FAMD                 with Registrant
----                            ---------                 ---------------

Terry K. Glenn            President and Director    President and Director

Michael G. Clark          Treasurer and Director    None

Thomas J. Verage          Director                  None

Michael J. Brady          Vice President            None

William M. Breen          Vice President            None

Donald C. Burke           Vice President            Vice President and Treasurer

Debra W. Landsman-Yaros   Vice President            None

William Wasel             Vice President            None

Robert Harris             Secretary                 None


     (c) Not applicable.

Item 28. Location of Accounts and Records.

     All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended ("The Investment Company Act") and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011), and its transfer agent, Financial Data Services, Inc. (4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484).

Item 29. Management Services.

     Other than as set forth under the caption "Management of the Fund--Fund Asset Management" in the Prospectus constituting Part A of the Registration Statement and under "Management of the Fund--Management and Advisory Arrangements" and "--Administration Arrangements" in the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act and the Investment Company Act, the Registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and the State of New Jersey, on the 24th day of October, 2002.

                                            MERRILL LYNCH BASIC VALUE FUND, INC.
                                                            (Registrant)

                                            By:        /s/  TERRY K. GLEN
                                                --------------------------------
                                                         Terry K. Glenn
                                                            President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date(s) indicated.

       Signature                      Title                                 Date
       ---------                      -----                                 ----

    TERRY K. GLENN*        President (Principal Executive
-----------------------    Officer) and Director
   (Terry K. Glenn)

    DONALD C. BURKE*       Vice President and Treasurer
-----------------------    (Principal Financial and
   (Donald C. Burke)       (Accounting Officer)

    DONALD W. BURTON*      Director
-----------------------
   (Donald W. Burton)

    M. COLYER CRUM*        Director
-----------------------
   (M. Colyer Crum)

  LAURIE SIMON HODRICK*    Director
-----------------------
 (Laurie Simon Hodrick)

  J. THOMAS TOUCHTON*      Director
-----------------------
 (J. Thomas Touchton)

    FRED G. WEISS*         Director
-----------------------
   (Fred G. Weiss)

*By:       /s/  TERRY K. GLEN                                  October 24, 2002
    ----------------------------------
    (Terry K. Glenn, Attorney-in-Fact)

                                   SIGNATURES

     Master Basic Value Trust has duly caused this Registration Statement of Merrill Lynch Basic Value Fund, Inc. to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 24th day of October, 2002.

                                            MERRILL LYNCH BASIC VALUE TRUST
                                                               (Registrant)

                                            By:        /s/  TERRY K. GLEN
                                                -------------------------------
                                                    (Terry K. Glenn, President)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                      Title                                Date
       ---------                      -----                                ----

    TERRY K. GLENN*        President (Principal Executive
-----------------------    Officer) and Trustee
   (Terry K. Glenn)

    DONALD C. BURKE*       Vice President and Treasurer
-----------------------    (Principal Financial and
   (Donald C. Burke)       (Accounting Officer)

    DONALD W. BURTON*      Trustee
-----------------------
   (Donald W. Burton)

    M. COLYER CRUM*        Trustee
-----------------------
   (M. Colyer Crum)

  LAURIE SIMON HODRICK*    Trustee
-----------------------
 (Laurie Simon Hodrick)

  J. THOMAS TOUCHTON*      Trustee
-----------------------
 (J. Thomas Touchton)

    FRED G. WEISS*         Trustee
-----------------------
   (Fred G. Weiss)

*By:       /s/  TERRY K. GLEN                                  October 24, 2002
    ---------------------------------
    Terry K. Glenn, Attorney-in-Fact)

                                POWER OF ATTORNEY

     The undersigned, Terry K. Glenn, Donald C. Burke, Donald W. Burton, M. Colyer Crum, Laurie Simon Hodrick, J. Thomas Touchton and Fred G. Weiss, the Directors/Trustees and the Officers of each of the registered investment companies listed below, hereby authorize Terry K. Glenn, Donald C. Burke, Robert C. Doll, Jr. and Phillip S. Gillespie or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission; Master Basic Value Trust; Master Small Cap Value Trust; Mercury Basic Value Fund, Inc.; Mercury Index Funds, Inc.; Mercury Small Cap Value Fund, Inc.; Merrill Lynch Balanced Capital Fund, Inc.; Merrill Lynch Basic Value Fund, Inc.; Merrill Lynch Disciplined Equity Fund, Inc.; Merrill Lynch Global Growth Fund, Inc.; Merrill Lynch Index Funds, Inc.; Merrill Lynch Natural Resources Trust; Merrill Lynch QA Strategy Series, Inc.; Merrill Lynch Ready Assets Trust; Merrill Lynch Series Fund, Inc.; Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Treasury Money Fund; Merrill Lynch U.S.A. Government Reserves; MuniYield Florida Insured Fund; MuniYield Michigan Insured Fund, Inc.; MuniYield New Jersey Insured Fund, Inc.; MuniYield Pennsylvania Insured Fund; Quantitative Master Series Trust and The S&P 500(R) Protected Equity Fund, Inc.

Dated: August 2, 2002

         TERRY K. GLENN*                             DONALD C. BURKE*
------------------------------------     --------------------------------------
         Terry K. Glenn                              Donald C. Burke
  (President/Principal Executive           (Vice President/Treasurer/Principal
   (Officer/Director/Trustee)                Financial and Accounting Officer)

        DONALD W. BURTON*                             M. COLYER CRUM*
------------------------------------     --------------------------------------
        Donald W. Burton                              M. Colyer Crum
       (Director/Trustee)                           (Director/Trustee)

      LAURIE SIMON HODRICK*                         J. THOMAS TOUCHTON*
------------------------------------     --------------------------------------
      Laurie Simon Hodrick                          J. Thomas Touchton
      (Director/Trustee)                            (Director/Trustee)

         FRED G. WEISS*
------------------------------------
         Fred G. Weiss
       (Director/Trustee)

                                 EXHIBIT INDEX


Exhibit
Number                                 Description
------                                 -----------

10         Consent of Deloitte & Touche LLP, independent auditors for the
           Registrant.